Exhibit 1.1

UNDERWRITING AGREEMENT

October 16, 2020

BRP Inc.

726, rue Saint-Joseph

Valcourt, Québec

Canada J0E 2L0

- and -

Bain Capital Luxembourg Investments S.à r.l. in liquidation

Société à responsabilité limitée

7, Rue Nicolas Van Werveke,

L-2725 Luxembourg,

Grand-Duchy of Luxembourg

RCS Number: B97416

And each other Selling Shareholder listed in Schedule A

Ladies and Gentlemen:

BMO Nesbitt Burns Inc., as sole underwriter (the “Underwriter”) understands that Bain Capital Luxembourg Investments S.à r.l. in liquidation (“Bain” or the “Principal Selling Shareholder”) and certain other shareholders identified as “Additional Selling Shareholders” in Schedule A (the “Additional Selling Shareholders” and together with the Principal Selling Shareholder, the “Selling Shareholders”) propose to sell to the Underwriter the number of subordinate voting shares of BRP Inc. (the “Company”) set forth opposite their names on Schedule A, being an aggregate of 2,000,000 subordinate voting shares of the Company (the “Securities”) pursuant to this underwriting agreement (the “Agreement”).

The Company has prepared and filed (i) with the Canadian Securities Regulators in the Qualifying Jurisdictions, a preliminary short form base shelf prospectus dated September 18, 2020 (in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, the “Canadian Preliminary Base Prospectus”) and a short form base shelf prospectus dated September 24, 2020, relating to the distribution up to $2,500,000,000 aggregate initial offering amount of securities of the Company (such short form base shelf prospectus in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, the “Canadian Base Prospectus”) pursuant to NI 44-101 (as defined below) and NI 44-102 (as defined below) (the “Shelf Procedures”) and (ii) with the Canadian Securities Regulators in the Qualifying Jurisdictions, a preliminary (draft) short form prospectus supplement dated October 15, 2020 (in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, the “Canadian Preliminary Prospectus Supplement”) relating to the distribution of the Securities (as defined below). The Canadian Preliminary Prospectus Supplement, together with the Canadian Base Prospectus, in both the English and French languages unless the context indicates otherwise, together with all of the documents and information incorporated therein by reference, is hereinafter referred to as the “Canadian Preliminary Prospectus”.

The Company has prepared and filed with the SEC (as defined below) pursuant to the MJDS (as defined below), (i) a registration statement on Form F-10 (Registration No. 333-249027) for the registration of the offering under the 1933 Act (as defined below), including the Canadian Base Prospectus in the English language with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC and (ii) a preliminary prospectus supplement dated October 15, 2020 relating to the distribution of the Securities. Such prospectuses relating to the distribution of the Securities used in the United States, including the documents incorporated by reference therein, are herein together called the “U.S. Preliminary Prospectus.” The effective date of the registration statement on Form F-10 containing the U.S. Preliminary Prospectus (the “Initial Registration Statement”), or, if the Company files any post-effective amendment to the Initial Registration Statement, the effective date of the latest such amendment is hereinafter called the “Effective Date.” The Company has also prepared and filed with the SEC an Appointment of Agent for Service of Process and Undertaking on Form F-X at the time of the Initial Registration Statement on Form F-10.

The Company is prepared to file with the SEC the Canadian Prospectus Supplement (as defined below) in the English language with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC (such prospectus supplement together with the base prospectus included in the Registration Statement relating to the distribution of the Securities used in the United States, including the documents incorporated by reference therein, is herein called the “U.S. Final Prospectus”). In addition, the Company is prepared to file a prospectus supplement (the “Canadian Prospectus Supplement”) to the Canadian Base Prospectus, in both the English and French languages, and all necessary related documents in order to qualify the Securities for distribution in each of the Qualifying Jurisdictions on or before the Qualification Deadline. The Canadian Prospectus Supplement, together with the Canadian Base Prospectus, including all documents incorporated therein by reference (but not including any prospectus supplement other than the Canadian Prospectus Supplement), is hereinafter referred to as the “Canadian Final Prospectus”.

The registration statement on Form F-10, including any amendment thereof on or prior to the Effective Date and including the exhibits thereto, the documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the Effective Date for purposes of Section 11 under the 1933 Act, is herein called the “Registration Statement.”

As used herein, a “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act, and a “Time of Sale Prospectus” means the U.S. Preliminary Prospectus together with the information and the free writing prospectuses, if any, identified in Schedule C hereto, and “road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the 1933 Act that has been made available without restriction to any person and that is a “written communication” (as defined in Rule 405 under the 1933 Act) (each such road show, a “Road Show”).

As used herein, the terms “Registration Statement,” “Preliminary Offering Documents,” “Time of Sale Prospectus” and “Final Offering Documents” shall include the documents incorporated or deemed to be incorporated by reference therein (including without limitation any marketing material) (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Final Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to Financial Statements (as defined below) and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Final Prospectus (and all other references of like import) shall be deemed to mean and include all such Financial Statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Final Prospectus, as the case may be, shall be deemed to mean and include the filing of any document under the 1934 Act (as defined below) or otherwise that is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Final Prospectus, as the case may be.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Underwriter agrees to purchase from the Selling Shareholders, and by the Selling Shareholders’ acceptance hereof, the Selling Shareholders agree to sell to the Underwriter all, but not less than all, of the Securities, on the Closing Date (as defined below) at a price of $75.45 per Security, for an aggregate purchase price for the Securities of $150,900,000 (the “Purchase Price”).

DEFINITIONS

In this Agreement:

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“2020 Annual Information Form” means the annual information form of the Company dated April 9, 2020 for the year ended January 31, 2020 and filed with the Canadian Securities Regulators on SEDAR on April 9, 2020;

“2020 Management Proxy Circular” means the management proxy circular of the Company dated April 28, 2020 and filed with the Canadian Securities Regulators on SEDAR on April 28, 2020;

“4338618” has the meaning given to it above;

“Additional Selling Shareholders” has the meaning given to it above;

“affiliate” and “subsidiary” have the respective meanings given to them in Regulation 45-106 respecting Prospectus Exemptions;

“Agreement” has the meaning given to it above;

“AMF” means the Autorité des marchés financiers (Québec);

“Articles” means the certificate and articles of incorporation, as amended, of the Company;

“Bain” has the meaning given to it above;

“Business Day” means any day, other than a Saturday or Sunday, on which commercial banks in Montreal, Québec are open for commercial banking business during normal banking hours;

“Canadian Base Prospectus” has the meaning given to it above;

“Canadian Final Prospectus” has the meaning given to it above;

“Canadian Preliminary Base Prospectus” has the meaning given to it above;

“Canadian Preliminary Prospectus” has the meaning given to it above;

“Canadian Preliminary Prospectus Supplement” has the meaning given to it above;

“Canadian Prospectus Amendment” means, collectively, any amendment to the Canadian Final Prospectus or any documents incorporated or deemed incorporated by reference therein and any amendment or supplemental prospectus that may be filed by or on behalf of the Company under applicable Canadian Securities Laws relating to the Offering;

“Canadian Prospectus Supplement” has the meaning given to it above;

“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Jurisdictions and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws, together with applicable published policies, policy statements and notices of the Canadian Securities Regulators;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions and “Canadian Securities Regulator” means any one of them;

“CBCA” means the Canada Business Corporations Act;

“Claims” has the meaning given to it in Section 17.1;

“Closing” means the completion of the sale and delivery by the Selling Shareholders, and the purchase by the Underwriter, of the Securities pursuant to this Agreement;

“Closing Date” means October 21, 2020 or such other date as the Principal Selling Shareholder, the Company and the Underwriter may agree upon in writing or as may be changed pursuant to Section 9, which in any event shall not be later than November 5, 2020;

“Closing Time” means 8:00 a.m. (Montreal time) on the Closing Date;

“Code” has the meaning given to it in Section 7.14;

“Company” has the meaning given to it above;

“Custodian” means Computershare Trust Company of Canada, in its capacity as custodian to each of the Additional Selling Shareholders, or such other person acceptable to the Underwriter and the Additional Selling Shareholders, acting reasonably;

“distribution” has the meaning given to it in the Securities Act (Québec);

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System;

“Environmental Laws” has the meaning given to it in Section 6.53;

“ERISA” has the meaning given to it in Section 7.14;

“Final Offering Documents” means the Canadian Final Prospectus and the U.S. Final Prospectus;

“Financial Information” means (i) the Financial Statements, (ii) the information contained in the Offering Documents under the heading “Consolidated Capitalization”, (iii) the management’s discussion and analysis of the financial condition and results of operations of the Company for the three and six-month periods ended July 31, 2020 which is incorporated by reference in the Offering Documents, and (iv) the management’s discussion and analysis of the financial condition and results of operations of the Company for the three and twelve-month periods ended January 31, 2020 which is incorporated by reference in the Offering Documents;

“Financial Statements” means (i) the audited consolidated financial statements of the Company as at and for the years ended January 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon , and (ii) the unaudited condensed consolidated interim financial statements of the Company as at July 31, 2020 and January 31, 2020 and for the three and six-month periods ended July 31, 2020 and 2019, together with the notes thereto, which are, in each case, incorporated by reference in the Offering Documents;

“Financing Instruments” means the Term Facility and Revolving Credit Facilities (“Term Facility” and “Revolving Credit Facilities” have the meanings given to them in the Final Offering Documents);

“Governmental Licenses” has the meaning given to it in Section 6.46;

“Hazardous Materials” has the meaning given to it in Section 6.53;

“IFRS” means International Financial Reporting Standards;

“Incorporated Documents” has the meaning given to it above;

“Indemnified Party” has the meaning given to it in Section 17.1(i);

“Intellectual Property” has the meaning given to it in Section 6.42;

“IT Systems” has the meaning given to it in Section 6.43;

“Knowledge” means the actual knowledge of José Boisjoli, Karim Donnez, Anne-Marie LaBerge, Martin Langelier, Denys Lapointe, Anne Le Breton, Sébastien Martel, Josée Perreault and Sandy Scullion, after reasonable enquiry of their direct reports;

“Leased Properties” has the meaning give to it in Section 6.48;

“Lien” means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), restriction on transfer, or other encumbrance of a similar nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

“marketing materials” has the meaning ascribed to such term in NI 41-101;

“Material Adverse Effect” or “Material Adverse Change” means any effect, change, event or occurrence, as the case may be, that has or is reasonably be expected to have a material adverse effect or change on the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flows, income or business operations of the Company and its subsidiaries taken as a whole and as a going concern;

“material change” has the meaning given to it in the Securities Act (Québec);

“Material Contracts” means the contracts described in the 2020 Annual Information Form under the heading “Material Contracts”;

“material fact” has the meaning given to it in the Securities Act (Québec);

“Material Subsidiaries” means Bombardier Recreational Products Inc., BRP US Inc., BRP Sweden AB, BRP Holdings (Austria) GmbH, BRP European Distribution SA, BRP Finland OY and BRP-Powertrain GmbH & Co. KG;

“misrepresentation” means a misrepresentation for the purposes of applicable Canadian Securities Laws or any of them or, where undefined under the applicable Canadian Securities Laws of a Qualifying Jurisdiction or for purposes of U.S. federal securities laws, means: (x) in relation to the Offering Documents (other than the Registration Statement) (i) an untrue statement of a material fact, or (ii) an omission to state a material fact, in each case, that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made, and (y) in relation to the Registration Statement, (i) an untrue statement of a material fact or (ii) an omission to state a material fact, in each case that is required to be stated or that is necessary to make a statement not misleading;

“MJDS” means the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Canadian Securities Regulators and the SEC;

“Nasdaq” means the Nasdaq Global Market;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements adopted by the Canadian Securities Regulators;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions adopted by the Canadian Securities Regulators;

“NI 44-102” means National Instrument 44-102 – Shelf Distributions adopted by the Canadian Securities Regulators;

“notice” has the meaning given to it in Section 27;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Securities Regulators;

“Offering” means the offering and sale of the Securities to the Underwriter pursuant to the terms of this Agreement;

“Offering Document Amendment” means any amendment or supplement to any Offering Document pursuant to this Agreement, including without limitation, in respect of the Canadian Final Prospectus, any Canadian Prospectus Amendment;

“Offering Documents” means the Registration Statement, the Preliminary Offering Documents, the Time of Sale Prospectus, the Final Offering Documents and any Offering Document Amendment;

“Option Plans” means the Stock Option Plan and the Legacy LTIP (“Stock Option Plan” and “Legacy LTIP” have the meanings given to them in the 2020 Management Proxy Circular);

“Owned Properties” has the meaning given to it in Section 6.48;

“Passport System” means the passport system procedures provided for under NP 11-202;

“Permitted Liens” means (i) Liens for taxes and other governmental charges and assessments not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) Liens imposed by law and incurred in the ordinary course for obligations not yet due or delinquent, (iii) Liens in respect of pledges or deposits under workers’ compensation, social security or similar laws, other than with respect or any amounts which are due or delinquent, unless such amounts are being contested in good faith by appropriate proceedings, (iv) Liens incurred pursuant to or to secure indebtedness under the Financing Instruments, and permitted liens or permitted encumbrances as defined, or otherwise permitted, from time to time under the Financing Instruments and (v) Liens for indebtedness arising in the ordinary course of business which is incurred to pay all or a part of the purchase price of any personal or moveable property;

“Person” means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture;

“Personal Data” has the meaning given to it in Section 6.43;

“PFIC” has the meaning given to it in Section 6.55;

“Preliminary Offering Documents” means the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus;

“Principal Selling Shareholder” has the meaning given to it above;

“provide”, in the context of sending or making available marketing materials to a potential investor of Securities, has the meaning ascribed to such term under Canadian Securities Laws;

“Purchase Price” has the meaning given to it above;

“Qualification Deadline” means 5 p.m. Montreal time on October 19, 2020 or such later date and time as the Company and the Underwriter may mutually agree upon in writing;

“Qualifying Jurisdictions” means all of the provinces and territories of Canada;

“Registration Rights Agreement” has the meaning given to it in Section 6.6;

“Registration Statement” has the meaning given to it above;

“Release” means the presence, migration, spilling, leaking, pumping, pouring, injecting, emptying, dumping, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material;

“Relevant Indemnifiers” has the meaning given to it in Section 17.2;

“Sarbanes-Oxley Act” has the meaning given to it in Section 6.23;

“SEC” means the United States Securities and Exchange Commission;

“Securities” has the meaning given to it above;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning given to it in Section 3.2;

“Selling Shareholder Matters” means in respect of each Selling Shareholder: (i) the sections in the English language version of each of the Preliminary Offering Documents and Final Offering Documents entitled “The Selling Shareholders“ and “Plan of Distribution”, and (ii) the section in the English language version of the 2020 Management Proxy Circular entitled “Voting Shares Outstanding and Principal Shareholders”, all insofar as such sections in clauses (i) and (ii) relate solely to such Selling Shareholder, and any information relating solely to such Selling Shareholder and furnished by such Selling Shareholder in writing for use in the English language version of any Offering Document;

“Selling Shareholders” has the meaning given to it above;

“Selling Shareholder Contracts” has the meaning given to it in Section 7.8;

“Selling Shareholder Laws” has the meaning given to it in Section 7.8;

“Shelf Information” means, collectively, the information included in the Canadian Prospectus Supplement that is permitted under the Shelf Procedures to be omitted from the Canadian Base Prospectus for which receipts or other evidences of acceptance have been obtained but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Base Prospectus as of the date of and by virtue of the Canadian Prospectus Supplement;

“Shelf Procedures” has the meaning given to it above;

“standard term sheet” has the meaning ascribed to such term in NI 41-101;

“Subsidiaries” means the subsidiaries of the Company as set forth on Schedule B hereto;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101;

“Time of Sale Prospectus” has the meaning given to it above;

“TSX” means the Toronto Stock Exchange;

“Underwriter” has the meaning given to it above;

“Underwriter’s Expenses” has the meaning given to it in Section 20.2;

“Underwriting Fee” has the meaning given to it in Section 12;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“United States Securities Laws” means United States federal and state securities laws;

“U.S. Final Prospectus” has the meaning given to it above; and

“U.S. Preliminary Prospectus” has the meaning given to it above.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. Reference to “Sections” or “Clauses” are to the appropriate Section or clause of this Agreement.

All references to “dollars” or “$” are to Canadian dollars, unless otherwise expressly stipulated.

TERMS AND CONDITIONS

1.	COMPLIANCE WITH SECURITIES LAWS

1.1

The Company covenants with the Underwriter that the Company will, as soon as possible following the execution of this Agreement but, in any event, no later than the Qualification Deadline, (i) file the Canadian Prospectus Supplement including the Shelf Information in a form approved by the Underwriter and the Principal Selling Shareholder, acting reasonably, in accordance with the Passport System with the AMF (in its capacity as the principal regulator under the Passport System) and with the Canadian Securities Regulators in each of the Qualifying Jurisdictions and (ii) voluntarily provide to the SEC the U.S. Final Prospectus in a form approved by the Underwriter and the Principal Selling Shareholder, acting reasonably, with the SEC on EDGAR, and advise the Underwriter promptly when each such filings have been made. The Company will promptly fulfill and comply with, to the satisfaction of the Underwriter and the Principal Selling Shareholder, acting reasonably, the Canadian Securities Laws and the United States Securities Laws required to be fulfilled or complied with by the Company to enable the Securities to be lawfully distributed in the Qualifying Jurisdictions and the United States through the Underwriter or its affiliates or any other investment dealers or brokers duly registered in such jurisdictions as contemplated herein.

1.2	During the distribution of the Securities:

(i)

the Company shall prepare, in consultation with the Underwriter, and approve in writing, prior to such time any marketing materials are provided to potential investors in Securities, a template version of any marketing materials reasonably requested to be provided by the Underwriter to any such potential investor, such marketing materials to comply with Canadian Securities Laws and United States Securities Laws and to be acceptable in form and substance to the Company and the Underwriter, acting reasonably;

(ii)

the Underwriter shall, as contemplated by the Canadian Securities Laws and United States Securities Laws, approve a template version reasonably acceptable to the Underwriter of any such marketing materials in writing prior to the time such marketing materials are provided to potential purchasers of Securities;

(iii)

the Company shall file a template version of the English version of any such marketing materials on SEDAR as soon as reasonably practical after such marketing materials are so approved in writing by the Company and the Underwriter and, in any event, on or before the day the marketing materials are, to the Knowledge of the Company, first provided to any potential purchaser of Securities. Any comparables (as defined in NI 41-101) and any disclosure relating to such comparables shall be removed from the template version in accordance with NI 44-102 prior to filing such template version on SEDAR (provided that if any such comparables are removed, the Company shall deliver a complete template version of any such marketing materials to the Canadian Securities Regulators), and the Company shall provide a copy of such filed template version to the Underwriter as soon as practicable following such filing. The Company shall comply with applicable Canadian Securities Laws and other applicable laws in connection with the filing of the French language version of any such marketing materials, and a copy thereof shall be delivered to the Underwriter as soon as practicable following such filing; and

(iv)

following the approvals set forth in Sections 1.2(i) to 1.2(ii) above, the Underwriter may provide a limited-use version (within the meaning of NI 41-101) of such marketing materials to potential investors in Securities in accordance with Canadian Securities Laws and United States Securities Laws.

1.3

The Company, the Selling Shareholders, and the Underwriter, on an individual basis (and not on a joint or a solidary or joint and several basis), covenant and agree during the distribution of the Securities:

(i)

not to provide any potential investor with any materials or information in relation to the distribution of the Securities or the Company, other than: (A) such marketing materials that have been approved and, as applicable, filed in accordance with Section 1.2; (B) the Offering Documents in accordance with this Agreement; (C) any standard term sheets approved in writing by the Company and the Underwriter; and (D) any “preliminary prospectus notice” or “final prospectus notice” (each as defined in NI 41-101); and

(ii)

that any marketing materials approved and filed in accordance with Section 1.2, and any standard term sheets approved in writing by the Company and the Underwriter, shall only be provided to potential investors in those jurisdictions where it is lawful for such party to do so.

1.4	The Underwriter covenants and agrees to comply with Canadian Securities Laws in connection with the provision of marketing materials to potential purchasers, including:

(i)	prior to the filing of the Canadian Prospectus Supplement, by sending, together with marketing materials provided, a copy of the Canadian Preliminary Prospectus and any amendment relating thereto; and

(ii)	after the filing of the Canadian Prospectus Supplement, by sending, together with marketing materials provided, a copy of the Canadian Final Prospectus and any Canadian Prospectus Amendment.

2.	DUE DILIGENCE

Prior to the filing of any Offering Document, the Company shall permit the Underwriter to review and participate in the preparation of the Offering Documents and, until the completion of the distribution of the Securities, shall allow the Underwriter to conduct any due diligence investigations which it reasonably requires in order to fulfill its obligations as an underwriter under the Canadian Securities Laws and the United States Securities Laws, to avail itself of a defence to any claim for misrepresentation in the Offering Documents, as applicable, and enable it to responsibly execute any certificate required to be executed by the Underwriter in any such documentation. Up to the later of the Closing Date and the date of completion of the distribution of the Securities, the Company shall allow the Underwriter to conduct any due diligence investigations that it reasonably requires to confirm as at any date that it continues to have reasonable grounds for the belief that the Offering Documents do not contain a misrepresentation as at such date or as at the date of such Offering Documents or, for United States Securities Law purposes, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading as at such date or as at the date of such Offering Documents.

3.	DISTRIBUTION AND CERTAIN OBLIGATIONS OF THE UNDERWRITER

3.1

The Underwriter shall offer the Securities for sale to the public directly and through other duly registered investment dealers and brokers in the Qualifying Jurisdictions and the United States only as permitted by Canadian Securities Laws and United States Securities Laws and upon the terms and conditions set forth in the Offering Documents and this Agreement. The Underwriter agrees that it will not, directly or indirectly, distribute any of the Offering Documents or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Qualifying Jurisdictions, such states of the United States in which the Securities (and their offer and sale) are duly qualified (to the extent required) under United States federal and applicable United States state securities laws, or such other jurisdictions as may be mutually agreed upon by the Underwriter, the Company and the Principal Selling

Shareholder. The Underwriter agrees that it is not registered as a broker-dealer under Section 15 of the 1934 Act, will not offer or sell any Securities in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the 1934 Act. Sales of Securities in the Qualifying Jurisdictions may be made only by or through a dealer appropriately registered under applicable Canadian Securities Laws or in circumstances where an exemption from the Canadian registered dealer requirements is available.

3.2

The Company and the Selling Shareholders agree that the Underwriter will be permitted to appoint, at its sole expense, other registered dealers or brokers as its agents to assist in the distribution of the Securities. The Underwriter shall, and shall require any such dealer or broker, other than the Underwriter, with which the Underwriter has a contractual relationship in respect of the distribution of the Securities (a “Selling Firm”) to, comply with the Canadian Securities Laws and United States Securities Laws in connection with the distribution of the Securities and shall offer the Securities for sale directly and through the Selling Firms upon the terms and conditions (including the offer price) set out in the Offering Documents and this Agreement. The Underwriter shall, and shall require any Selling Firm to, offer for sale to the public and sell the Securities only in the United States, the Qualifying Jurisdictions and those jurisdictions outside of Canada where the Securities may be lawfully offered for sale or sold. After the Underwriter has made reasonable efforts to sell the Securities at the initial offering price of $75.45 per Security, the offering price to the public may be decreased and further changed from time to time to an amount not greater than the offering price specified herein. Any such reduction shall not affect the Underwriting Fee or the Purchase Price. The Underwriter shall inform the Company and the Selling Shareholders if the offering price to the public is decreased.

3.3

The Underwriter shall, and shall require any Selling Firm to agree to, observe and distribute the Securities in a manner that complies with all applicable laws and regulations (including all Canadian Securities Laws and United States Securities Laws in connection with the distribution of Securities) in each jurisdiction into and from which they may offer to sell the Securities or distribute the Offering Documents in connection with the distribution of the Securities and will not, and will require any Selling Firm not to, directly or indirectly, offer, sell or deliver any Securities or Offering Documents or any other document to any person in any jurisdiction except in a manner which will not require the Company to comply with the registration, prospectus, continuous disclosure, filing or other similar requirements under the applicable securities laws of any jurisdictions (other than the Qualifying Jurisdictions and the United States).

4.	DELIVERY OF DOCUMENTS

The Company shall deliver or cause to be delivered to the Underwriter and the Underwriter’s counsel at the respective times indicated, the following documents:

4.1	At or prior to the filing thereof with the Canadian Securities Regulators:

(i)

a copy of the Canadian Prospectus Supplement and any Canadian Prospectus Amendment, in each case signed and certified as required by the Canadian Securities Laws applicable in the Qualifying Jurisdictions, in the English and French language; and

(ii)	a copy of any other document required to be filed by the Company along with the Canadian Prospectus Supplement or in connection with the Offering under Canadian Securities Laws.

4.2	At or prior to the filing of the Canadian Prospectus Supplement with the Canadian Securities Regulators:

(i)

opinions of Stikeman Elliott LLP, dated the date of such document, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter and its counsel, to the effect that the French language version of the Canadian Final Prospectus, except the Financial Information and the remaining financial data upon which the auditors of an issuer usually opine as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof; and

(ii)

opinions of Deloitte LLP dated the date of such document, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter and its counsel, to the effect that the French language version of the Financial Information and the remaining financial data upon which the auditors of an issuer usually opine included in the Canadian Final Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

4.3	As soon as practicable after filing of the Canadian Prospectus Supplement with the Canadian Securities Regulators, a copy of the acknowledgement of filing of the U.S. Final Prospectus on EDGAR.

4.4

At or prior to the filing of the Canadian Prospectus Supplement, a “long-form” comfort letter of Deloitte LLP dated the date of the Canadian Prospectus Supplement (with the requisite procedures to be completed by such auditors not more than two Business Days prior to the date of such document) addressed to the Underwriter and the directors of the Company, in form and substance satisfactory to the Underwriter, acting reasonably, containing statements and information of the type ordinarily included in “comfort letters” to underwriters in connection with the Offering.

4.5	As soon as practicable after filing the Canadian Prospectus Supplement with the Canadian Securities Regulators, a copy of the acknowledgment of filing of the Canadian Prospectus Supplement on EDGAR.

4.6	Offering Document Amendments

During the period from the date of this Agreement until the later of the Closing Date and the date of completion of distribution of the Securities under the Final Offering Documents, the Company will comply with Section 25 of the Securities Act (Québec) and with the comparable provisions of the other Canadian Securities Laws, and the Company will prepare, with the input of the Underwriter and the Principal Selling Shareholder with respect to any Selling Shareholder Matter, and the Company will file promptly after consultation with the Underwriter and the Principal Selling Shareholder, any Canadian Prospectus Amendment which, in the opinion of the Company, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements and take all actions necessary to continue to qualify the Securities for distribution in each of the Qualifying Jurisdictions for as long as may be necessary to complete the distribution of the Securities.

In the event that the Company is required by Canadian Securities Laws (as a result of a change in Canadian Securities Laws or otherwise) to prepare and file a Canadian Prospectus Amendment, the Company (and the Selling Shareholders with respect to any Selling Shareholder Matter) shall prepare and deliver promptly to the Underwriter signed and certified copies of such Canadian Prospectus Amendment in the English and French languages. Concurrently with the delivery of any Canadian Prospectus Amendment, the Company shall deliver to the Underwriter, with respect to such Canadian Prospectus Amendment, documents similar to those referred to in Sections 4.2(i) and 4.2(ii). The Underwriter shall deliver a copy of any applicable Canadian Prospectus Amendment to each purchaser of Securities from the Underwriter in accordance with Canadian Securities Laws.

In addition to the matters set out above in this Section 4.6 and in Section 11, the Company (and the Selling Shareholders with respect to any Selling Shareholder Matter) will, in good faith, discuss with the Underwriter any change, event or fact contemplated in those Sections which is of a nature that there may be reasonable doubt as to whether notice should be given to the Underwriter under Section 11 and will consult with the Underwriter with respect to the form and content of any Offering Document Amendment, it being understood and agreed that no such Offering Document Amendment will be filed with any Canadian Securities Regulator or the SEC, and no Offering Document Amendment distributed, prior to review by the Underwriter and its counsel, and the Company shall permit the Underwriter to review and participate in the preparation of any Offering Document Amendment and shall allow the Underwriter to conduct any due diligence investigations which it reasonably requires in order to fulfill its obligations as an underwriter under the Canadian Securities Laws and United States Securities Laws in order to enable it to responsibly execute the certificate in any Offering Document Amendment required to be executed by it.

If the Time of Sale Prospectus is being used in the United States to solicit offers to buy the Securities at a time when the U.S. Final Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, based upon the reasonable advice of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company covenants to forthwith prepare, file with the SEC and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

If, during such period after the first date of the public Offering based upon the reasonable advice of counsel for the Underwriter the Canadian Prospectus Supplement (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Canadian Prospectus Supplement in order to make the statements therein, in light of the circumstances when the Canadian Prospectus Supplement (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is delivered to a purchaser, not misleading, or if, based upon the reasonable advice of counsel for the Underwriter, it is necessary to amend or supplement the Canadian Prospectus Supplement to comply with applicable law, the Company will forthwith prepare, file with the SEC and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Securities may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Canadian Prospectus Supplement so that the statements in the Canadian Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when the Canadian Prospectus Supplement (or in lieu thereof the notice referred to in Rule 173(a) of the 1933 Act) is delivered to a purchaser, be misleading or so that the Canadian Prospectus Supplement, as amended or supplemented, will comply with applicable law.

In addition, if, prior to the completion of the distribution of the Securities by the Underwriter, any event shall occur as a result of which it is necessary, in the reasonable view of the Company after consultation with the Underwriter, to amend or supplement the Offering Documents in order that the Offering Documents not include any untrue statement of material fact or omit to state any material fact that is required to be stated or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company (and the Selling Shareholders with respect to any Selling Shareholder Matter) will forthwith amend or supplement the Offering Documents by preparing, with the input of the Underwriter and the Principal Selling Shareholder with respect to any Selling Shareholder Matter, and furnishing to the Underwriter an Offering Document Amendment so that, as so amended or supplemented, the Offering Documents will not include an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AS TO OFFERING DOCUMENTS

5.1	The Company represents and warrants to the Underwriter and the Selling Shareholders that:

(i)

the information and statements (except information and statements relating solely to the Underwriter which has been provided by the Underwriter in writing specifically for use in the Preliminary Offering Documents) contained in the Preliminary Offering Documents, respectively, contain, as at their respective filing dates, no misrepresentation, and comply fully with the requirements of Canadian Securities Laws, other than as to non-material matters;

(ii)

the information and statements (except information and statements relating solely to the Underwriter which has been provided by the Underwriter in writing specifically for use in the Final Offering Documents and any Offering Document Amendment in respect of the Final Offering Documents) contained in the Final Offering Documents and any Offering Document Amendment in respect of the Final Offering Documents, respectively, will contain, as at their respective filing dates and as of the Closing Time, no misrepresentation, and, in the case of the Canadian Final Prospectus and any Canadian Prospectus Amendment, will constitute full, true and plain disclosure of all material facts relating to the Company and the Securities as required by Canadian Securities Laws (taking into account the disclosure in the Canadian Final Prospectus, in the case of a Canadian Prospectus Amendment which does not restate the text of the Canadian Final Prospectus) and comply fully with the requirements of Canadian Securities Laws, other than as to non-material matters;

(iii)

to the Knowledge of the Company and subject to the disclosure included in the Offering Documents, the statistical and market-related data included in the Offering Documents are based on or derived from sources that are believed by the Company to be reliable and accurate in all material respects; and

The filing of the respective Offering Documents shall also constitute the Company’s consent to the Underwriter’s use of such Offering Documents in connection with the distribution of the Securities in the Qualifying Jurisdictions and the United States in compliance with this Agreement, Canadian Securities Laws and United States Securities Laws.

5.2	The Company represents and warrants to and agrees with the Underwriter and the Selling Shareholders that:

(i)

The Company (1) has prepared and will deliver to the Underwriter copies of the Preliminary Offering Documents and the Time of Sale Prospectus and (2) will prepare and deliver to the Underwriter copies of the Final Offering Documents, dated the date of this Agreement, each for use by the Underwriter in connection with their respective solicitation of purchases of, or offering of, the Securities;

(ii)

the Registration Statement has become effective upon filing pursuant to Rule 467(a) under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the SEC;

(iii)

(1) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement and the U.S. Final Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations thereunder, (3) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the Offering when the U.S. Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (4) each broadly available Road Show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (5) the Offering Documents do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to information and statements relating solely to the Underwriter which has been provided by the Underwriter in writing specifically for use in the Offering Documents and the Selling Shareholder Matters; and

(iv)

the U.S. Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act and the applicable rules and regulations thereunder.

6.	ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Underwriter, and acknowledges that the Underwriter is relying upon such representations and warranties in purchasing the Securities, that:

6.1

the Company is a “foreign private issuer” (as defined in Rule 405 under the 1933 Act) and is entitled to use Form F-10 under the 1933 Act to register the Offering under the 1933 Act. The Company has prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement. The Registration Statement and the Form F-X conform, and any further amendments to the Registration Statement or the Form F-X will conform, in all material respects to the requirements of the 1933 Act;

6.2

since the respective dates as of which information is given in the Offering Documents and except as otherwise disclosed in the Offering Documents, (i) there has been no Material Adverse Change; (ii) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries taken as a whole; and (iii) other than as disclosed in the Offering Documents and except for any dividend or distribution declared, paid or made to the Company or any Subsidiaries, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of its shares;

6.3

the Company has been incorporated and is existing as a corporation and in good standing under the federal laws of Canada, has the corporate power and authority to own, lease and operate its properties and assets (including licenses and other similar rights) and to conduct its business as described in each Offering Document and is registered to transact business and is in good standing under the laws of all jurisdictions in which its business is carried on or in which it owns or leases properties except where the failure to be so registered or in good standing would not result in a Material Adverse Effect;

6.4

each of the Material Subsidiaries has been incorporated (or formed, if it is not a corporation), is existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has the power and authority to own, lease and operate its properties and assets (including licenses and other similar rights) and to conduct its business as described in each Offering Document and is registered to transact business and is in good standing under the laws of all jurisdictions in which its business is carried on or in which it owns or leases properties, except where the failure to be so registered or in good standing would not result in Material Adverse Effect. All of the issued and outstanding shares of, or other equity interests in, each Material Subsidiary are owned directly or indirectly by the Company, have been duly and validly authorized and issued, and are owned directly or indirectly by the Company free and clear of any Lien other than: (i) those described in the Offering Documents; and (ii) Permitted Liens;

6.5

the Company’s authorized share capital consists of an unlimited number of multiple voting shares and subordinate voting shares, and an unlimited number of preferred shares, issuable in series, of which, as of October 14, 2020, an aggregate of 42,007,633 subordinate voting shares, 45,891,671 multiple voting shares and no preferred shares were issued and outstanding. No person, firm or company has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Material Subsidiary of any unissued shares of the Company or any Material Subsidiary or any right to convert any obligation into or exchange any shares of the Company or any Material Subsidiary, or for the purchase or acquisition of any material assets or material property of the Company or any Material Subsidiary, except as otherwise referred to in the Offering Documents. All of the issued and outstanding subordinate voting shares of the Company (including the Securities) have been duly and validly authorized and issued as fully paid and non-assessable, and none of the outstanding subordinate voting shares of the Company (including the Securities) were issued in violation of the pre-emptive or similar rights of any securityholder of the Company;

6.6

in connection with the Offering, the Company has complied with all requirements applicable to it, and obtained all consents and waivers required to be obtained by it, on or prior to the date hereof under the amended and restated registration rights agreements, dated May 29, 2013, between the Company, Bain, Caisse de dépôt et placement du Québec, Beaudier Inc. and 4338618 Canada Inc. (the “Registration Rights Agreement”);

6.7	the Company is currently and, as at the Closing Time, will be directly or indirectly the registered owner of 100% of the equity and voting interest in each of the Material Subsidiaries;

6.8

other than the Material Subsidiaries, the Company does not have any subsidiary whose total assets represent more than 10% of the Company’s consolidated assets or whose sales and operating revenues represent more than 10% of the Company’s consolidated sales and operating revenues as at the date hereof, or, when taken as a group, whose total assets represent more than 20% of the Company’s consolidated assets or whose total sales and operating revenues represent more than 20% of the Company’s consolidated sales and operating revenues as at the date hereof;

6.9	the Company has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder;

6.10

this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; except as enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law;

6.11	the form of the certificates representing the Securities have been duly approved and adopted by the Company and comply in all respects with the requirements of the CBCA and the TSX;

6.12	the issued and outstanding subordinate voting shares of the Company are listed and posted for trading on the TSX and the Nasdaq;

6.13

the rights, privileges, restrictions, conditions and other terms attaching to the subordinate voting shares, the multiple voting shares and the preferred shares of the Company conform in all material respects to the respective descriptions thereof contained in the Offering Documents;

6.14

the Financial Statements contained in the Offering Documents have been prepared in conformity with IFRS, consistently applied throughout the periods involved, and comply as to form in all material respects with the applicable accounting requirements of Canadian Securities Laws and the CBCA. Such Financial Statements present fairly in all material respects the financial position, financial performance and cash flows of the Company as at the dates and for the periods of such Financial Statements. The other Financial Information included in the Offering Documents presents fairly in all material respects the information shown therein and, other than as disclosed in the Offering Documents, has been compiled on a basis consistent with that of the Financial Statements;

6.15

the Company’s inventory of products consists of items that are usable and saleable and work-in-progress, subject to any reserves reflected in the most recent Financial Statements contained in the Offering Documents, in each case, in the ordinary course of business or as otherwise would not result in a Material Adverse Effect; the Company owns such inventory free and clear of any Lien, other than (i) those described in the Offering Documents including the Financial Statements contained therein; (ii) those that do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and (iii) Permitted Liens; as of the date of the most recent consolidated balance sheet of the Company forming part of the Financial Statements contained in the Offering Documents, the values at which such inventory is carried on such balance sheet are in accordance with IFRS;

6.16

except as disclosed in the Offering Documents, including the Financial Statements contained therein, neither the Company nor any of the Subsidiaries has outstanding any debentures, notes, mortgages, or other indebtedness that is material to the Company and the Subsidiaries taken as a whole;

6.17

none of the Company or any Material Subsidiary has, or on the Closing Date will have, incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding except: (i) as disclosed or contemplated in the Offering Documents including the Financial Statements contained therein; and (ii) as incurred in the ordinary course of business by the Company or any of the Subsidiaries and which do not have a Material Adverse Effect;

6.18

except as disclosed in the Offering Documents, including the Financial Statements contained therein, or which would not, individually or in the aggregate, result in a Material Adverse Effect, since July 31, 2020, (i) there has not been any change in the share capital, long-term debt, financial condition or operations of the Company or any of the Subsidiaries other than changes in the ordinary course of business; (ii) the business of the Company and the Subsidiaries has been carried on in the ordinary course; (iii) none of the property or assets of the Company or the Subsidiaries shown or reflected in the Financial Statements has been transferred, assigned, sold, distributed, dividended or otherwise disposed of other than in the ordinary course of business; and (iv) none of the Company or any of the Subsidiaries has cancelled any material debts or entitlements other than in the ordinary course of business;

6.19

to the Company’s Knowledge, Deloitte LLP is and was, during the periods covered by its reports, independent within the meaning of and as required by the 1933 Act, the Public Accounting Oversight Board and the Code of Ethics of the Ordre des comptables professionnels agréés du Québec and in accordance with applicable Canadian Securities Laws. There has not been any reportable event (within the meaning of Regulation 51-102 — Continuous Disclosure Obligations) with such auditors with respect to audits of the Company;

6.20

the Company maintains a system of internal control over financial reporting which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Except as disclosed in the Offering Documents, the Company is not aware of any material weaknesses in its internal control over financial reporting which would be required to be disclosed in a certificate issued pursuant to Regulation 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings, and the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.21

the Company has devised and maintains a system of disclosure controls and procedures designed to ensure that information required to be disclosed by it under Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the Canadian Securities Laws. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed will be accumulated and communicated to the management of the Company in charge of disclosure matters, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and, except as disclosed in the Offering Documents, such disclosure controls and procedures are effective;

6.22

since the date of the most recent Financial Statements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

6.23

the Company is in compliance, and the Company’s directors or officers, in their capacities as such, are in compliance with all provisions of the U.S. Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect as of the date hereof and with which the Company is required to comply as of the date hereof, and is actively taking steps, or will actively take steps in a timely manner, to enable it to be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the date hereof;

6.24

except as disclosed in the Offering Documents including the Financial Statements contained therein (and except, in the case of defaults under Company Contracts and Company Laws (as defined below), for such breaches, violations, conflicts or defaults that do not or would not, individually or in the aggregate, have a Material Adverse Effect), neither the Company nor any of the Material Subsidiaries is in violation or default of, nor will the execution of this Agreement or the performance by the Company or the Material Subsidiaries of their obligations hereunder, result in any breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any Lien upon any property or assets of the Company or any Material Subsidiary pursuant to (i) any term or provision of the constating documents or by-laws of the Company or any Material Subsidiary or any resolution of the directors or shareholders of the Company or any Material Subsidiary; (ii) any contract (including the Material Contracts), mortgage, note, indenture, joint venture or partnership arrangement, agreement (written or oral), instrument, lease (including for real property) or licence to which the Company or any Material Subsidiary is a party or bound or to which any of the business, operations, property or assets of the Company or any Material Subsidiary is subject (collectively “Company Contracts”); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Material Subsidiary or their business, operations or assets, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Material Subsidiary (collectively “Company Laws”);

6.25

all Material Contracts have been or will be prior to the Closing Date, made available to the Underwriter and all such Material Contracts are or will be at the Closing valid and binding obligations of the Company, as applicable. Except as would not result in a Material Adverse Effect, (i) no event of default or event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any Material Contracts; (ii) none of the Company or any Material Subsidiary is aware of any default by the other parties to each Material Contract, and (iii) none of the Company or any Material Subsidiary has waived any rights under any Material Contract;

6.26

the Company is a reporting issuer or the equivalent in good standing in all of the Qualifying Jurisdictions under the Canadian Securities Laws and the Company is in compliance, in all material respects, with all of its applicable continuous disclosure obligations and timely disclosure obligations under the Canadian Securities Laws and the rules and regulations of the TSX;

6.27

the Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the 1933 Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the SEC in accordance with the requirements of the 1933 Act and the applicable rules and regulations of thereunder; each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder; except for the free writing prospectuses, if any, identified in Schedule C hereto, and electronic Road Shows, if any, each furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus;

6.28	the Company is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions and is eligible to use the Shelf Procedures;

6.29

the Company has prepared and filed with the Canadian Securities Regulators in accordance with the Shelf Procedures, the Canadian Base Prospectus and has obtained receipts for the Canadian Base Prospectus from the AMF for and on behalf of itself and each of the other Canadian Securities Regulators. The aggregate amount of all securities issued pursuant to the Canadian Base Prospectus does not and, upon completion of the Offering, will not exceed $2,500,000,000 being the maximum allowable amount thereunder;

6.30

no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use of any Offering Document, nor instituted proceedings for that purpose and, to the Knowledge of the Company, no such proceedings are pending or contemplated;

6.31

the Company or any Subsidiary (i) has not made any acquisition that is a “significant acquisition” within the meaning of Canadian Securities Laws in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents under applicable requirements of Canadian Securities Laws, and (ii) does not currently propose to make an acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high, and that would be a “significant acquisition” within the meaning of the Canadian Securities Laws, if completed as of the date of the Offering Documents, and in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents under applicable requirements of Canadian Securities Laws;

6.32	Computershare Investor Services Inc. at its principal office in the city of Montreal, Québec has been duly appointed as registrar and transfer agent for the subordinate voting shares;

6.33

except as disclosed in the Offering Documents, including the Financial Statements contained therein, there is no litigation or governmental or other proceeding or investigation at law or in equity before any court or before or by any federal, provincial, state, municipal or other governmental or public department, commission, board, agency or body, domestic or foreign, in progress or pending or, to the Knowledge of the Company, threatened against, or involving the assets, properties or business of, the Company or any of the Material Subsidiaries which would result in a Material Adverse Effect or which would adversely affect the consummation of the transactions contemplated by this Agreement, or the performance by the Company or the Material Subsidiaries of their obligations hereunder;

6.34

except as would not result in a Material Adverse Effect, (i) each of the Company and the Material Subsidiaries is in compliance in all respects with the provisions of applicable federal, provincial, state, local and foreign laws and regulations respecting employment; (ii) no labour dispute with the employees of the Company or any of the Material Subsidiaries exists, or, to the Knowledge of the Company is pending, is threatened or imminent; (iii) the labour relations of the Company and of each of the Material Subsidiaries are satisfactory; and (iv) no collective agreement or collective bargaining agreement or modification thereof has expired and none is currently being negotiated by the Company or any of the Material Subsidiaries

6.35

none of the 10 largest suppliers of the Company and the Material Subsidiaries, taken as a whole, has notified the Company or any Material Subsidiary in writing, and the Company and the Material Subsidiaries have no reason to believe, that such supplier does not intend to continue dealing with the Company or any Material Subsidiary on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course;

6.36

none of the 10 largest dealers or distributors of the Company and the Material Subsidiaries, taken as a whole, has notified the Company or any Material Subsidiary in writing, and the Company and the Material Subsidiaries have no reason to believe, that such dealer or distributor does not intend to continue dealing with the Company or any Material Subsidiary on substantially the same terms as presently conducted, subject to changes in pricing and volume in the ordinary course;

6.37

(i) there are no workers’ compensation claims pending against the Company or any of the Subsidiaries that, individually or in the aggregate, would result in a Material Adverse Effect; and (ii) to the Knowledge of the Company: (a) other than as disclosed to the Underwriter, none of the executive officers of the Company described in the Offering Documents has advised the Company of any plans to terminate his or her employment, (b) except as would not result in a Material Adverse Effect, none of the executive officers of the Company described in the Offering Documents is subject to any secrecy or non-

competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such executive officer or employee to carry out fully all activities of such employee in furtherance of the Company’s or such Material Subsidiary’s business, and (c) except as would not result in a Material Adverse Effect, none of the executive officers of the Company described in the Offering Documents or, to the Knowledge of the Company, any other former executive of any Material Subsidiary has any claim with respect to any Intellectual Property rights of any Material Subsidiary or the Company;

6.38

neither the Company nor any of its Subsidiaries, or any of their respective directors, officers, agents or employees in each case acting on behalf of the Company or a Subsidiary, has taken any action, directly or indirectly, that could result in a violation by such persons of the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the United States Foreign Corrupt Practices Act of 1977, as amended, or Title 18 United States Code Section 1956 and 1957 (US) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or the Subsidiaries and their respective operations (collectively, the “Acts”), including without limitation, making (a) any contribution, payment or gift of funds or property of the Company or the Subsidiaries or other unlawful expense relating to political activity to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or (b) any contribution from corporate funds to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Acts; the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation; and no suit, action or proceeding by or before any governmental authority or any arbitrator involving the Company or any Subsidiary with respect to such legislation is in progress, pending or threatened;

6.39

the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency applicable to the Company and the Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

6.40

neither the Company nor any of its Subsidiaries, nor any director or officer, nor, to the knowledge of the Company, any agent, employee, affiliate or representative of the Company of any of its subsidiaries, is a Person that is, or is owned or controlled by a Person that is: (a) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Canada, Her Majesty’s Treasury or other relevant Sanctions authority (collectively, “Sanctions”), nor (b) located, organized or resident in a country of territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria);

6.41

other than in accordance with applicable law, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

6.42

except in each case with such exceptions as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company or its Subsidiaries, as the case may be, owns, free and clear of all Liens (other than Permitted Liens), all material patents, patent applications, inventions, copyrights and copyrightable works, technology, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade-marks, service marks, trade names, domain names and other source indicators, and all other worldwide intellectual property rights (collectively, “Intellectual Property”) or has the valid and enforceable right to use all other Intellectual Property used in the conduct of their respective businesses as now conducted by the Company and the Subsidiaries, (ii) the conduct of the business of the Company and the Subsidiaries as now conducted does not, and to the Company’s knowledge will not, infringe, misappropriate, or otherwise violate any Intellectual Property of any Person, (iii) to the Company’s knowledge, no Person is infringing, misappropriating, or otherwise violating its Intellectual Property or the Intellectual Property of its Subsidiaries, (iv) neither the Company nor any of its Subsidiaries has received any notice of any claim of infringement or conflict with any Intellectual Property rights of any Person, (v) there is no action, suit proceeding or claim pending or to the Knowledge of the Company, threatened by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property or the validity or scope of any Intellectual Property owned or licensed by the Company and the Subsidiaries, and (vi) the Intellectual Property of the Company and the Subsidiaries has at all times been subjected to commercially appropriate security controls by the Company and each of the Subsidiaries so as to restrict the use and disclosure of their Intellectual Property;

6.43

the Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other Person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and the Subsidiaries have taken all necessary actions to comply with the European Union General Data Protection Regulation (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof for which any non-compliance with same would be reasonably likely to create a material liability);

6.44

neither the Company nor any Subsidiary has taken any action which is designed to or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

6.45

no approval, authorization, consent or other order of, permit, qualification, license, decree, and no filing, registration or recording with, any government, governmental instrumentality, authority, agency or court having jurisdiction over the Company or the Material Subsidiaries is required for the performance by the Company of its obligations under this Agreement except as have been or will be obtained or made prior to Closing;

6.46

the Company and its Material Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to hold such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect;

6.47

the Company and the Subsidiaries have good and marketable title to all personal and movable properties owned by them, in each case, free and clear of any Lien other than (i) those described in the Offering Documents including the Financial Statements contained therein; (ii) those that do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; or (iii) the Permitted Liens;

6.48

(i) the Company and the Subsidiaries, as applicable, have good and marketable title, or in the case of real property in Québec, good and valid title, to all real property owned by them as set forth under the heading “Manufacturing Facilities and Operations” in the Offering Documents (the “Owned Properties”) free and clear of all Liens, except Permitted Liens or such as do not materially affect the value of such property and do not materially interfere with the current use thereof by the Company and the Subsidiaries; (ii) any real property and buildings held under lease by the Company and the Subsidiaries (the “Leased Properties”) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the current use thereof by the Company and the Material Subsidiaries; (iii) the buildings, improvements, fixtures and other structures located on the Owned Properties and on the Leased Properties, and the operation and maintenance thereof, as now operated and maintained comply in all material respects with all applicable laws and regulations, municipal or otherwise (except where the failure to comply would not result in a Material Adverse Effect); (iv) there are no expropriation or similar proceedings, actual or threatened, of which the Company or the Subsidiaries have received written notice against or in respect of the Owned Properties or the Leased Properties; and (v) there are no agreements, options, contracts or commitments to sell, transfer or dispose of the Owned Properties or any interest therein;

6.49

to the Knowledge of the Company, none of the Company’s directors or officers is now, or has ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

6.50

except as disclosed in the Offering Documents, no director or officer, former director or officer, or employee of, or any other person not dealing at arm’s length with, the Company or the Subsidiaries, their respective affiliates or their respective directors, officers or employees, is or will continue after Closing to be engaged in any material transaction or arrangement with or to be a party to a material contract with, or have any material indebtedness, liability or obligation to, the Company or any of the Subsidiaries;

6.51

except as disclosed in the Offering Documents, none of the Company or any Subsidiary is a party to or bound by, and none of the business, operations, property or assets of the Company or any Subsidiary is subject to, any material non-arm’s length agreements or arrangements other than on terms and at a price that would have applied if the parties had been dealing at arm’s length;

6.52

except as described in or contemplated in the Offering Documents and in the Financing Instruments or as provided for under the laws applicable to the Company or any Material Subsidiaries: (i) the Company is not prohibited from paying any dividends or from making any other distributions on its share capital; and (ii) no Material Subsidiary is currently prohibited from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s share capital, partnership interests or membership interests, or from repaying to the Company any loans or advances to such Material Subsidiary;

6.53

except as described in the Offering Documents, including the Financial Statements contained therein: (i) neither the Company nor any of the Subsidiaries is in violation of applicable federal, provincial, state, regional, local or foreign statute, law, rule, regulation or by-law or any other ordinance, policy, guideline or code binding on the Company or the Subsidiaries, in each case, relating to pollution, protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, those relating to the Release or threatened Release of pollutants, contaminants, wastes, toxic substances, hazardous substances, deleterious substances, petroleum or petroleum products, urea formaldehyde foam insulation, polychlorinated biphenyl (PCB), radon gas, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, reporting, disclosure, labelling, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for such matters as would not, individually or in the aggregate, result in a Material Adverse Effect; (ii) the Company and its Subsidiaries have all Governmental Licenses required under any Environmental Law to conduct the business now operated by them and are each in compliance with the conditions and requirements of same, except for such matters as would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) to the Knowledge of the Company, there are no threatened nor pending administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices, notices of non-compliance or violation, investigations or proceedings relating to any Release of Hazardous Materials or violation of any Environmental Law by the Company or any of the Subsidiaries or in connection with any Owned Properties or Leased Properties or that could result in the revocation, termination or modification of any Governmental Licenses required under any Environmental Law, except for such matters as would not individually or in aggregate, result in a Material Adverse Effect; and (iv) to the Knowledge of the Company, after due inquiry, there is and has been no Release of Hazardous Materials on, in, under or from any Owned Properties or Leased Properties, except for such matters as would not result in a Material Adverse Effect;

6.54

the Company and each of the Subsidiaries has filed all tax returns required to be filed by it and has paid all material taxes, assessments, re-assessments and all governmental charges, penalties, interest and other fines related thereto due and payable by it, and has properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental charges, and adequate provision has been made for material taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Company or any of the Subsidiaries, and there are no actions, suits, proceedings, investigations or claims threatened or pending against the Company or any of the Subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority, in each case, with such exceptions as would not result in a Material Adverse Effect;

6.55

based on the Company’s current and anticipated income and assets and projections as to the value of its assets and the market value of the Securities, the Company does not believe it was a passive foreign investment company (“PFIC”) within the meaning of Title 26 United States Code Section 1297, for its most recent taxable year, and does not expect to become a PFIC for its current taxable year or in the foreseeable future;

6.56

except as disclosed in the Offering Documents, the Company has not been notified of, nor is it a party to, any agreement which in any manner affects the voting or control of any securities of the Company or any of its Material Subsidiaries;

6.57

except as described in the Offering Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Offering. Except for options granted under the Option Plans or any other convertible securities issued under any of the other equity incentive plans described in the Offering Documents, or except as otherwise disclosed under the Offering Documents, the holders of outstanding shares of the Company’s share capital are not entitled to pre-emptive or other rights to subscribe for subordinate voting shares;

6.58

no order, ruling or determination having the effect of suspending the sale or ceasing the trading or distribution of the Securities or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the Knowledge of the Company, threatened, under any of the Canadian Securities Laws, or United States Securities Laws;

6.59

policies of insurance issued by insurers of recognized financial responsibility are maintained in respect of the operations, properties and assets, directors and officers of the Company and the Material Subsidiaries in such amounts and covering such risks as are prudent or customary in the businesses in which they are engaged, and such policies of insurance will, on and after the Closing Date, be maintained for the benefit of the Company and the Material Subsidiaries. All such policies of insurance are in full force and effect and, to the Knowledge of the Company, no material default exists under such policies of insurance as to the payment of premiums or otherwise under the terms of any such policy, there are no material claims by the Company nor any Material Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company and the Material Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business, except in each case for such exceptions as would not result in a Material Adverse Effect.

6.60

copies of the minute books of the Company and the Material Subsidiaries made available to counsel for the Underwriter in connection with their due diligence investigation in respect of the Offering constitute all of the minute books of such entities and contain copies of all material proceedings in respect of matters of the shareholders and the boards of directors of the Company and the Material Subsidiaries to the date of review of such minute books and there have been no other meetings, resolutions or proceedings in respect of matters of the shareholders or board of directors of the Company to the date of review of such minute books not reflected in such minutes books other than those which are not material in the context of such entities, as applicable;

6.61

the Company’s board of directors has validly appointed an audit committee and the board of directors and/or its audit committee has adopted a charter that satisfies the requirements of Regulation 52-110 —Audit Committees;

6.62

except as contemplated hereby, there is no person acting at the request of the Company who is entitled to any brokerage or agency fee in connection with the sale of the Securities contemplated herein; and

6.63	the Company has a reasonable basis for disclosing any forward looking information contained in the Offering Documents.

7.	REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

Each Selling Shareholder individually (not jointly, solidarily or jointly and severally) represents and warrants to the Underwriter with respect to itself that, and acknowledges that the Underwriter is relying upon such representations and warranties in purchasing the Securities, that:

7.1

it has been incorporated (or formed, if it is not a corporation) and is existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all (corporate) power and authority to own, lease and operate its properties and assets, including to own the Securities to be sold by it to the Underwriter;

7.2	it has the requisite power, authority and capacity to enter into this Agreement, and to perform its obligations hereunder, including to sell the Securities to be sold by it to the Underwriter;

7.3	the Securities being sold by the Additional Selling Shareholders under this Agreement represent all of the shares in the Company held directly or indirectly by such Additional Selling Shareholder;

7.4

this Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes a legal, valid and binding obligation of the Selling Shareholder, enforceable against it in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law;

7.5

as of the date hereof, and as of the Closing Time, and prior to delivery to the Underwriter, such Selling Shareholder will be the beneficial owner of the Securities to be sold and delivered by it (or the beneficial owner of multiple voting shares of the Company convertible into the number of Securities to be sold and delivered by it as set forth in Schedule A);

7.6

as of the date hereof, other than as disclosed in the Offering Documents or as has been waived in full in respect of the Offering, no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any of the Securities owned by such Selling Shareholder;

7.7

all actions required to be taken by or on behalf of such Selling Shareholder, including the passing of all requisite resolutions, so as to duly sell and deliver the Securities held by it (or, as applicable, to be held by it further to the conversion of the multiple voting shares of the Company currently held by it) have been taken;

7.8

except, with respect to Selling Shareholder Contracts (as defined below) and Selling Shareholder Laws (as defined below), for such breaches, violations, conflicts or defaults that do not or would not, individually or in aggregate, preclude the Selling Shareholder from complying with its obligations hereunder, the Selling Shareholder is not in violation or default of, nor will the execution and delivery of this Agreement, and the performance by the Selling Shareholder of its obligations under this Agreement, including the sale of the Securities to be sold by the Selling Shareholder, result in any breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to (i) any term or provision of the constating documents or by-laws or any resolution of the directors or shareholders, (ii) any material contract, note, indenture, joint venture or partnership arrangement or license to which the Selling Shareholder is a party or bound or to which any of the business, operations, property or assets of the Selling Shareholder are subject (collectively, the “Selling Shareholder Contracts”), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Selling Shareholder or the business, operations or assets of the Selling Shareholder, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Shareholder (collectively, the “Selling Shareholder Laws”);

7.9

(A) on the Closing Date, the Selling Shareholder will have beneficial ownership of the Securities to be sold by it, free and clear of any Lien (other than restrictions on transfer that have been waived in full in respect of the Offering), except as provided in this Agreement; (B) the Selling Shareholder has, and will have, on the Closing Date, the full right, power and authority to sell, assign, transfer and deliver the Securities to be sold by it to the Underwriter hereunder; and (C) upon delivery of the Securities to be sold by it and payment of the Purchase Price, the Underwriter will obtain beneficial ownership of the Securities to be acquired by it from the Selling Shareholder, free and clear of any Lien;

7.10

neither the Selling Shareholder nor any affiliate of the Selling Shareholder has taken, nor will the Selling Shareholder or any affiliate of the Selling Shareholder take, any action which is designed to or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

7.11

no approval, authorization, consent or other order of, permit, qualification, license, decree, and no filings, registration or recording with, any government, governmental instrumentality, authority, agency or court having jurisdiction over the Selling Shareholder is required by the Selling Shareholder for the performance by the Selling Shareholder of its obligations hereunder in connection with the sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except as have been or will be obtained or made prior to the Closing;

7.12	other than as contemplated hereby, there is no person acting at the request of the Selling Shareholders who is entitled to any brokerage or agency fee in connection with the sale of the Securities;

7.13

the Principal Selling Shareholder represents and warrants that it has complied with or obtained a waiver of all requirements required to be obtained by it, in connection with the Offering under the Registration Rights Agreement;

7.14

each Selling Shareholder represents and warrants that either: (i) it is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; or (ii) the sale of the subordinate voting shares of the Company to the Underwriter will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any other laws or regulations that are similar to such provisions of ERISA or the Code;

7.15

by executing this Agreement on behalf of Combined Jewish Philanthropies of Greater Boston, Inc., Fidelity Investments Charitable Gift Fund and Boston Foundation, Inc., Bain Capital Investors, LLC represents and warrants that it has been duly appointed as attorney-in-fact for each such Additional Selling Shareholder for such purpose;

7.16

the Selling Shareholders will not, directly or indirectly, use the proceeds of the Offering, or lend contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise);

7.17

each delivery of the Preliminary Offering Documents, the Final Offering Documents and any Offering Document Amendment in respect of the Preliminary Offering Document or the Final Offering Documents to the Underwriter by the Company in accordance with this Agreement will constitute individual (and not joint, solidarily or joint and several) representation and warranty of each Selling Shareholder to the Underwriter that at the respective times of delivery, the Selling Shareholder Matters as applicable to such Selling Shareholder are true and correct in all material respects and contain no misrepresentation; and

7.18

as of the date hereof, as of the Closing Date, the sale of the Securities by the Selling Shareholders is not prompted by any material non-public information concerning the Company or the Subsidiaries that is required to be disclosed in the Offering Documents and is not so disclosed.

8.	COMMERCIAL COPIES

The Company shall cause commercial copies of the Preliminary Offering Documents, the Time of Sale Prospectus, the Final Offering Documents and any Offering Document Amendment in the English and French languages (as applicable), to be printed and delivered to the Underwriter without charge, in such quantities and in such cities as the Underwriter may reasonably request by written instructions delivered to the Company, counsel to the Company and the printer of such documents. The delivery of the Final Offering Documents, as the case may be, shall be effected as soon as reasonably possible after the date hereof. Such deliveries shall constitute the consent of the Company to the Underwriter’s use of the commercial copies of the documents delivered for the distribution of the Securities in compliance with the provisions of this Agreement and the Canadian Securities Laws and United States Securities Laws. The commercial copies of the Offering Documents shall be identical in content to the electronically transmitted versions thereof filed with Canadian Securities Regulators on SEDAR or with the SEC on EDGAR, as applicable.

9.	CHANGE OF THE CLOSING DATE

Subject to the right of the Underwriter to terminate its obligations under this Agreement in accordance with the termination provisions contained in Section 16, if a material change occurs prior to the Closing Date which requires an Offering Document Amendment under Canadian Securities Laws or United States Securities Laws, the Closing Date shall be, unless the Company, the Principal Selling Shareholder and the Underwriter otherwise agree in writing or unless otherwise required under Canadian Securities Laws or United States Securities Laws, the fifth Business Day following the later of:

9.1

the date on which all applicable filings or other requirements of Canadian Securities Laws with respect to such material change or change in a material fact have been complied with in all Qualifying Jurisdictions and any necessary Passport System decision documents obtained for such filings and notice of such filings from the Company or its counsel have been received by the Underwriter; and

9.2	the date upon which the commercial copies of any Offering Document Amendments have been delivered in accordance with Section 8;

provided, however, that the Closing Date shall not be later than November 5, 2020.

10.	COMPLETION OF DISTRIBUTION

The Underwriter shall after the Closing Time give prompt written notice to the Company and the Principal Selling Shareholder when, in the opinion of the Underwriter, it has completed distribution of the Securities, including the total proceeds realized in each of the Qualifying Jurisdictions, the United States and any other jurisdiction.

11.	MATERIAL CHANGE OR CHANGE IN MATERIAL FACT DURING DISTRIBUTION AND OTHER COVENANTS

11.1

During the period from the date of this Agreement to the later of the Closing Date and the date of completion of distribution of the Securities under the Final Offering Documents, the Company shall, promptly after receiving notice or obtaining knowledge, notify the Underwriter, the Principal Selling Shareholder and their counsel in writing of the full particulars of:

(i)

(a) the issuance by any securities commission, stock exchange or comparable authority of any order suspending or preventing the use of any of the Offering Documents, (b) the suspension of the qualification of the Securities for offering or sale in any of the Qualifying Jurisdictions or in the United States, (c) the institution, threatening or contemplation of any proceeding for any of those purposes, or (d) any requests made by any securities commission, stock exchange or comparable authority for amending or supplementing any of the Offering Documents, or for additional information, and will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(ii)

any material change (whether actual, anticipated, contemplated or proposed by, or threatened) or development involving a prospective material change in the results of operations, condition (financial or otherwise), business, affairs, assets, properties, liabilities (contingent or otherwise), cash flows, income, business operations or capital of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business;

(iii)

any material fact that has arisen or has been discovered and would have been required to have been stated in the Offering Documents had the fact arisen or been discovered on, or prior to, the date of such document; and

(iv)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Offering Documents or whether any event or state of facts has occurred after the date of this Agreement, which fact or change is, or may be, in any case, of such a nature as to render any statement in the Offering Documents misleading or untrue or which would result in a misrepresentation in the Offering Documents or which would result in the Offering Documents not complying (to the extent that such compliance is required) with Canadian Securities Laws or United States Securities Laws, in each case, as at any time up to and including the later of the Closing Date and the date of completion of the distribution of the Securities under the Final Offering Documents.

11.2

During the period from the date of this Agreement to the later of the Closing Date and the date of completion of distribution of the Securities under the Final Offering Documents, each Selling Shareholder shall promptly notify the Underwriter and the Company in writing of the full particulars of any material change which is of such a nature as to render any of the Selling Shareholder Matters applicable to such Selling Shareholder untrue or misleading in any material respect or to result in any misrepresentation in Selling Shareholder Matters applicable to such Selling Shareholder.

11.3

The Company shall promptly, and in any event within any applicable time limitation, comply to the satisfaction of the Underwriter, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws and the United States Securities Laws as a result of any fact or change contemplated under Sections 11.1 or 11.2, provided that the Company shall not file any Offering Document Amendment or other document, or distribute any Offering Document Amendment or other document, without first consulting with the Underwriter and the Principal Selling Shareholder. The Company (and the Principal Selling Shareholder with respect to Selling Shareholder Matters) shall in good faith discuss with the Underwriter any fact or change in circumstances which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 11.

11.4	The Company covenants and agrees with the Underwriter that it will:

(i)

promptly provide to the Underwriter, and will cause each of the Subsidiaries to provide to the Underwriter, during the period commencing on the date hereof and until completion of the distribution of the Securities, copies of any filings made by the Company or the Subsidiaries of information relating to the offering of the Securities with any securities exchange or any regulatory body in Canada or the United States or any other jurisdiction; and

(ii)

promptly provide to the Underwriter, during the period commencing on the date hereof and until completion of the distribution of the Securities, drafts of any press releases (other than press releases which do not contain material facts and relate to promotion of Company products, sponsorship of events or similar press releases issued with a view to market the products of the Company as opposed to disclosing material facts or other material information) of the Company relating to the Company or the offering contemplated by this Agreement for review by the Underwriter and the Underwriter’s counsel prior to issuance, provided that the Company may issue such press releases immediately without prior Underwriter’s counsel review to the extent immediate release is required to comply with applicable Canadian Securities Laws or United States Securities Laws or other legislation or the rules and regulations of the Toronto Stock Exchange or the Nasdaq and further provided that the consent of the Underwriter shall not be required for the issuance of any such press releases.

11.5

Each Selling Shareholder covenants and agrees with the Underwriter that the Selling Shareholders will deliver to the Underwriter, without charge, in Montreal, Québec, contemporaneously with or prior to the filing thereof, a copy of any document required to be filed by the Selling Shareholders under Canadian Securities Laws or United States Securities Laws in connection with the offering of the Securities contemplated by this Agreement (it being understood and agreed that public filings through SEDAR, SEDI (System for Electronic Disclosure by Insiders) or EDGAR will satisfy this requirement).

12.	UNDERWRITING FEE

In consideration of the Underwriter’s agreement to purchase the Securities from the Selling Shareholders, each Selling Shareholder agrees to pay to the Underwriter a fee equal to $3.018 per Security set forth opposite its name on Schedule A, or 4% of the gross offering price per Security, purchased by the Underwriter from the Selling Shareholders at the Closing Time (the “Underwriting Fee”).

13.	DELIVERY OF PURCHASE PRICE, UNDERWRITING FEE AND SECURITIES

The purchase and sale of the Securities shall be completed at the Closing Time at the offices of Stikeman Elliott LLP in Montreal, Québec or at such other place as the Underwriter, the Company and the Principal Selling Shareholder may agree upon.

At the Closing Time, the Selling Shareholders shall duly deliver the Securities to the Underwriter in the form of an electronic deposit pursuant to the non-certificate issue system (the “NCI System”) maintained by CDS Clearing & Depository Services Inc. registered in the name of “CDS & Co.”, or in such other name or names as the Underwriter may notify the Company and the Selling Shareholders in writing not less than 48 hours prior to the Closing Time. The Securities shall be delivered against payment by the Underwriter, to (i) the Principal Selling Shareholder, or (ii) in the case of the Additional Selling Shareholders, to the Custodian (or to an Investment Industry Regulatory Organization of Canada (IIROC) member designated in writing by such Additional Selling Shareholder reasonably acceptable to the Underwriter) in either case, on behalf of each such Additional Selling Shareholder, of the purchase price for the Securities net of the applicable Underwriting Fee, by wire transfer of immediately available funds.

If, for any reason an Additional Selling Shareholder fails to deliver to the Underwriter the full number of Securities set forth next to its name on Schedule A, then Bain covenants to sell and deliver at the Closing Time to the Underwriter that number of Securities that is equal to the number of Securities set forth next to such Additional Selling Shareholder’s name on Schedule A, less the number of Securities actually delivered by such Additional Selling Shareholder. In such an event, Schedule A shall be deemed to be modified to reflect the number of Securities actually delivered at Closing by Bain and such Additional Selling Shareholder without any further action on behalf of the parties to this Agreement.

In order to facilitate an efficient and timely closing at the Closing Time, the Underwriter may choose to initiate wire transfers of immediately available funds to the Selling Shareholders prior to the Closing Time. If the Underwriter elects do so, each of the Selling Shareholders agrees that such transfer of funds to a Selling Shareholder prior to the Closing Time does not constitute a waiver by the Underwriter of any of the conditions of Closing set out in this Agreement. Furthermore, each of the Selling Shareholders agrees that any such funds received by a Selling Shareholder from the Underwriter (either directly or by payment to the Custodian in the case of the Additional Selling Shareholders) prior to the Closing Time will be held by the Principal Selling Shareholder or the Custodian, as the case may be, in trust solely for the benefit of the Underwriter until the Closing Time and, if the Closing does not occur at the scheduled Closing Time, such funds shall be immediately returned by wire transfer to the Underwriter, without interest. Upon the satisfaction of the conditions of Closing and the delivery to the Underwriter of the items set out in Section 14, the funds held by the Principal Selling Shareholder and the Custodian in trust for the Underwriter shall be deemed to be delivered by the Underwriter to the Selling Shareholders in satisfaction of the obligation of the Underwriter under this Section 13 and upon such delivery, the trust constituted by this Section 13 shall be terminated without further formality.

14.	DELIVERY OF ELECTRONIC POSITIONS

Prior to the Closing Date, the Company and the Principal Selling Shareholder shall, and, with respect to the Closing Date, the Additional Selling Shareholders shall cause the Custodian, to make all necessary arrangements for the electronic deposit of the Securities to “CDS & Co.” or such other nominee as may be designated by CDS Clearing & Depository Services Inc. pursuant to the NCI System.

All fees and expenses payable to CDS Clearing and Depository Services Inc. and/or Computershare Investor Services Inc. in connection with the electronic deposit pursuant to the NCI System and the preparation, delivery, certification and exchange of any certificate(s) representing the Securities (or multiple voting shares convertible into the Securities) contemplated by this Section 14 and the fees and expenses payable to CDS Clearing and Depository Services Inc. and/or Computershare Investor Services Inc. in connection with the initial or additional transfers as may be required in the course of the distribution of the Securities shall be borne by the Company.

15.	CONDITIONS TO THE UNDERWRITER’S OBLIGATION TO PURCHASE THE SECURITIES

The Underwriter’s obligation to purchase the Securities at the Closing Time shall be subject to the following conditions:

15.1	Delivery of Opinions

(i)

The Underwriter shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter (and if required for opinion purposes, counsel to the Underwriter) from Stikeman Elliott LLP, Canadian counsel to the Company, as to the laws of Canada and the Qualifying Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where it deems such reliance proper as to the laws other than the laws of Canada and of the provinces of Alberta, British Columbia, Ontario and Québec (or alternatively, make arrangements to have such opinions directly addressed to the Underwriter and counsel to the Underwriter), and all of such counsel may rely upon, as to matters of fact, certificates of the auditors of the Company, public officials and officers of the Company as applicable, and letters from stock exchange representatives and transfer agents, substantially in the form of Exhibit 1 hereto.

(ii)

The Underwriter shall have received at the Closing Time (i) a legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter from Ropes & Gray LLP, U.S. counsel to the Company, as to the laws of the United States, substantially in the form of Exhibit 2 hereto, (ii) the negative assurance statement, dated the Closing Date, of Ropes & Gray LLP, U.S. counsel to the Company, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter, substantially in the form of Exhibit 3 hereto, and (iii) a legal opinion dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter from Ropes & Gray LLP, as U.S. counsel to Bain and the Additional Selling Shareholders, as to the laws of the United States, substantially in the form of Exhibit 4 hereto.

(iii)

The Underwriter shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Underwriter, acting reasonably, addressed to the Underwriter and counsel to the Underwriter from Fasken Martineau DuMoulin LLP, on behalf of Bain, substantially in the form of Exhibit 5 hereto.

(iv)

The Underwriter shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Underwriter, acting reasonably, addressed to the Underwriter and counsel to the Underwriter from Loyens & Loeff, on behalf of Bain, substantially in the form of Exhibit 6 hereto.

(v)

The Underwriter shall have received at the Closing Time a legal opinion of McCarthy Tétrault LLP, dated the Closing Date, addressed to the Underwriter with respect to certain matters in Section 15.1(i); provided that McCarthy Tétrault LLP shall be entitled to rely on the opinions of local counsel as to matters governed by the laws of jurisdictions other than the laws of Canada, Alberta, British Columbia, Québec and Ontario, as to matters of fact, on certificates of the auditors of the Company, public officials and officers of the Company; and provided further that such counsel shall be entitled to rely on the opinions of counsel to the Company with respect to certain of such matters.

(vi)

The Underwriter shall have received at the Closing Time a letter from Simpson Thacher & Bartlett LLP, as U.S. counsel to the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter and such counsel shall have received such documentation and information as they may reasonably request to enable them to prepare such a letter.

15.2	Delivery of Comfort Letter at Closing

(i)

The Underwriter shall have received from Deloitte LLP at the Closing Time a “bring-down” comfort letter dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter and the directors of the Company, confirming the continued accuracy of the comfort letter to be addressed to the Underwriter and the directors of the Company pursuant to Section 4.4 with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, provided such changes are acceptable to the Underwriter, acting reasonably.

15.3	Delivery of Certificates

(i)

The Underwriter shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriter and counsel to the Underwriter signed by appropriate officers of the Company, in form and substance satisfactory to the Underwriter, acting reasonably, with respect to the constating documents and by-laws of the Company (and of each of the Material Subsidiaries), all resolutions of the board of directors of the Company relating to this Agreement, the incumbency and specimen signatures of signing officers of the Company.

(ii)

The Underwriter shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriter and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company or other senior officers of the Company acceptable to the Underwriter, certifying for and on behalf of the Company (and without personal liability) after having made enquiry and after having examined the Offering Documents that:

(A)

since the date of this Agreement, there has been no Material Adverse Change and no material transaction has been entered into by the Company or the Subsidiaries other than as disclosed in the Final Offering Documents;

(B)

the Final Offering Documents (except any information, statement or omission relating solely to the Underwriter made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the Final Offering Documents) (i) do not contain a misrepresentation; (ii) in the case of the Canadian Final Prospectus do contain full, true and plain disclosure of all material facts relating to the Company and the Securities; (iii) do not contain an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(C)

no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Securities or any other securities of the Company has been issued by any regulatory authority or governmental entity in Canada or the United States, and no proceedings for that purpose has been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority or governmental entity in Canada or the United States;

(D)	the Company has complied in all material respects with the covenants, terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time; and

(E)

the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct in all material respects as of that date only, and except in respect of any representations and warranties that are subject to a materiality qualification in which case they will be true and correct in all respects.

(iii)

The Underwriter and the Company shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Underwriter and the Company and signed by appropriate officers or other representative (including the holder of a power of attorney) of each Selling Shareholder, for and on behalf of such Selling Shareholder (without personal liability), with respect to:

(A)

the Principal Selling Shareholder only, all resolutions of the board of directors of the Principal Selling Shareholder relating to this Agreement, the incumbency and specimen signatures of signing officers of the Principal Selling Shareholder, and the following matters:

(B)	the signatories of such certificate have carefully examined the relevant Selling Shareholder Matters in the Final Offering Documents and this Agreement;

(C)

the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct in all material respects as of the Closing Time, with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct as of that date only and in respect of any representations and warranties that are subject to a materiality qualification, in which case, they will be true and correct in all respects; and

(D)	the Selling Shareholder has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time.

(iv)

The Underwriter shall have received on the date hereof and at the Closing Time a certificate in form and substance satisfactory to the Underwriter addressed to the Underwriter and signed by the Chief Financial Officer of the Company with respect to certain financial information contained in the Offering Documents.

15.4	Additional Conditions

(i)	The Principal Selling Shareholder will have executed a lock-up agreement in the form set forth in Schedule D;

(ii)	The Securities being listed and posted for trading on the TSX and the Nasdaq as of the opening of business on the Closing Date; and

(iii)

At the Closing Time, the Financial Industry Regulatory Authority, Inc. shall have confirmed to the Underwriter that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the Offering.

16.	RIGHTS OF TERMINATION

16.1	Proceedings to Restrict Distribution

If any enquiry, action, suit, investigation or other proceeding is instituted or announced or any order is made by any federal, provincial, state or other governmental authority in relation to the Company or any of the Material Subsidiaries, or there is any change in law, or the interpretation or administration thereof, or there is a general moratorium on banking activities in the United States or Canada declared by relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services, which, in any such cases, in the opinion of the Underwriter, acting reasonably, operates to materially impact, prevent or restrict the distribution or trading of the Securities, the Underwriter shall be entitled, at its option and in accordance with Section 16.5, to terminate its obligations under this Agreement by written notice to that effect given to the Company and the Selling Shareholders prior to the Closing Time.

16.2	Disaster-Out Clause

If prior to the Closing Time:

(i)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any outbreak or escalation of national or international hostilities or any crisis or calamity or any governmental action, law, regulation, inquiry or other similar occurrence, or trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq, or the TSX, or trading of any securities of the Company shall have been suspended on the TSX or the Nasdaq, or any change in financial markets, currency exchange rates or controls, including by a result of the COVID-19 outbreak to the extent only that there are material adverse impacts related thereto occurring after the date hereof, which, in the reasonable view of the Underwriter, materially adversely affects or is reasonably expected to materially adversely affect the financial markets in Canada or in the United States or the business, operations or affairs of the Company and the Subsidiaries, taken as a whole;

(ii)

any inquiry, investigation or other proceeding, or order, ruling or other pronouncement is issued or announced under or pursuant to any relevant statute or by any stock exchange or other regulatory authority, which, in the reasonable view of the Underwriter, operates to prevent, suspend, restrict, inhibit or otherwise adversely affect the trading in, or which materially adversely impacts the distribution of the Securities;

the Underwriter shall be entitled, at its option, in accordance with Section 16.5, to terminate its obligations under this Agreement by written notice to that effect given to the Company and the Selling Shareholders at or prior to the Closing Time.

16.3	Material Change or Change in Material Fact

If, prior to the Closing Time, there should occur, be discovered by the Underwriter or be announced by the Company, any material change or a change in any material fact such as is contemplated by Section 11 which, in the opinion of the Underwriter, has or could be reasonably expected to have a significant adverse effect on the market price or value of the Securities, the Underwriter shall be entitled, at its option and in accordance with Section 16.5, to terminate its obligations under this Agreement by written notice to that effect given to the Company and the Selling Shareholders at or prior to the Closing Time.

16.4	Non-Compliance With Conditions

The Company and the Selling Shareholders agree that all terms and conditions in Section 15 shall be construed as conditions and shall be complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its commercially reasonable efforts to cause such conditions to be complied with and that any breach or failure by the Selling Shareholders or the Company to comply with any such conditions in all material respects shall entitle the Underwriter to terminate its obligations to purchase the Securities, by notice to that effect given to the Company and the Selling Shareholders at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriter only if such waiver or extension is in writing and signed by the Underwriter.

16.5	Exercise of Termination Rights

The rights of termination contained in Sections 16.1, 16.2, 16.3 and 16.4 are in addition to any other rights or remedies that the Underwriter may have in respect of any default, act or failure to act or non-compliance by the Selling Shareholders or the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriter to the Selling Shareholders or the Company or on the part of the Selling Shareholders or the Company to the Underwriter, except in respect of any liability which may have arisen prior to or arise after such termination under Sections 17, 18 and 20.

17.	INDEMNITY

17.1	Rights of Indemnity

(i)

The Company agrees to indemnify and save harmless the Underwriter and each of its affiliates and its directors, officers, employees and agents, and each person, if any, controlling the Underwriter or any of its subsidiaries and each shareholder of the Underwriter (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all losses (other than losses of profit or other consequential damages in connection with the distribution of the Securities), costs, expenses, claims, actions, damages and liabilities, joint or solidary, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, commenced or threatened, and any and all reasonable expenses including the reasonable fees and expenses of counsel of the Underwriter that may be reasonably incurred in investigating, preparing for and/or defending any action, suit, proceeding, investigation or claim made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”), to which an Indemnified Party may become subject insofar as the Claims are caused by, result from, arise out of or are based upon, directly or indirectly:

(A)

any information or statement (except any information, statement or omission relating solely to the Underwriter made in reliance upon and in conformity with written information furnished to the Company by the Underwriter, specifically for use in the Offering Documents) contained in the Preliminary Offering Documents, the Final Offering Documents or any Offering Document Amendment or in any certificate of the Company delivered pursuant to this Agreement that, at that time and in light of the circumstances under which it was made, contains or is alleged to contain (i) a misrepresentation; (ii) with respect to the Offering Documents other than the Registration Statement, an untrue statement of a material fact or an omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) with respect to the Registration Statement, an untrue statement of material fact that is required to be stated therein or that is necessary in order to make the statements therein not misleading;

(B)

any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any misrepresentation or alleged misrepresentation (except any information, statement or omission relating solely to the Underwriter made in reliance upon and in conformity with information furnished to the Company by the Underwriter, specifically for use in the Offering Documents) contained in the Preliminary Offering Documents, the Final Offering Documents or any Offering Document Amendment, preventing or restricting the trading in or the sale or distribution of the Securities in any jurisdiction;

(C)	the non-compliance or alleged non-compliance by the Company with any of the Canadian Securities Laws or United States Securities Laws; or

(D)	any breach by the Company of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(ii)

Each Selling Shareholder agrees solidarily (jointly and severally) to indemnify and save harmless each of the Indemnified Parties from and against all Claims to which an Indemnified Party may become subject insofar as the Claims are caused by, result from, arise out of or are based upon, directly or indirectly:

(A)

any information or statement contained in any Selling Shareholder Matter or in any certificate of the Selling Shareholders delivered pursuant to this Agreement that at the time and in light of the circumstances under which it was made contains or is alleged to contain (i) a misrepresentation, (ii) with respect to the Offering Documents other than the Registration Statement, an untrue statement of a material fact or an omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) with respect to the Registration Statement, an untrue statement of a material fact or an omission to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein not misleading;

(B)

any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any misrepresentation or alleged misrepresentation contained in any Selling Shareholder Matter, preventing or restricting the trading in or the sale or distribution of the Securities in any jurisdiction;

(C)	the non-compliance or alleged non-compliance by such Selling Shareholder with any of the Canadian Securities Laws or United States Securities Laws; or

(D)	any breach by such Selling Shareholder of its representations, warranties, covenants or obligations to be complied with under this Agreement.

(iii)

The rights of indemnity contained in this Section 17 will not inure to the benefit of the Indemnified Parties if the person asserting any claim contemplated by this Section 17 was not provided by the Indemnified Parties with a copy of any Offering Document or Offering Document Amendment which corrects any untrue statement or information, misrepresentation (for the purposes of Canadian Securities Laws or United States Securities Laws) or omission which is the basis of the Claim and which is required under Securities Laws to be delivered to that person by the Underwriter or Selling Firms.

17.2	Notification of Claims

If any Claim is asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Company and the Selling Shareholders, as applicable based on whether the Company and/or the Selling Shareholders are bound by indemnification obligations under Section 17.1 in connection with such asserted Claim) (as applicable, the “Relevant Indemnifiers”), as soon as possible of the nature of such Claim (but omission or delay to so notify the Relevant Indemnifiers of any potential Claim shall not relieve the Relevant Indemnifier from any liability which it or they may have to any Indemnified Party and any omission to so notify the Relevant Indemnifiers of any actual Claim shall affect the Relevant Indemnifiers’ liability only to the extent that it is (they are) materially prejudiced by such omission or delay). The Relevant Indemnifiers shall assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel reasonably acceptable to the Indemnified Party, and provided that no settlement of any such Claim or admission of liability may be made by the Relevant Indemnifiers without the prior written consent of the Indemnified Parties, or unless such settlement, compromise or judgment: (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Claim; and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

17.3	Right of Indemnity in Favour of Others

With respect to any Indemnified Party who is not a party to this Agreement, the Underwriter shall obtain and hold the rights and benefits of this Section 17 as mandatary for and on behalf of such Indemnified Party.

17.4	Retaining Counsel

In any Claim, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party, unless: (i) the Relevant Indemnifiers and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Relevant Indemnifiers, and the Indemnified Party shall have been advised in writing by legal counsel that the representation of all parties by the same counsel would be inappropriate due to the actual or potential differing interests between them; or (iii) the Relevant Indemnifiers shall not have assumed responsibility for the Claim and retained acceptable counsel within seven Business Days following receipt by the Relevant Indemnifiers of notice of any such Claim from the Indemnified Party, provided, however, that no settlement of any such Claim or admission of liability may be made by the Indemnified Party without the prior written consent of the Relevant Indemnifiers. Notwithstanding anything to the contrary in this Agreement, in no event will the Relevant Indemnifiers be liable for the fees and expenses of more than one separate firm per jurisdiction for the Underwriter.

18.	CONTRIBUTION

18.1	Rights of Contribution

In order to provide for a just and equitable contribution in circumstances in which the indemnities provided in Sections 17.1(i) or 17.1(ii) would otherwise be available in accordance with their terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to, insufficient or unenforceable by the Indemnified Parties, or enforceable otherwise than in accordance with its terms, the Relevant Indemnifiers and the Indemnified Parties shall:

(i)	contribute to the aggregate of all claims, expenses, costs and liabilities and all losses of a nature contemplated by Section 17 in such proportions as is appropriate to reflect:

(A)

as between the Selling Shareholders and the Underwriter, the relative benefits received by the Selling Shareholders on the one hand and by the Underwriter on the other hand from the Offering, provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the Underwriting Fee;

(B)	as between the Company and the Principal Selling Shareholder, as set forth in the Registration Rights Agreement; and

(C)

as between the Company and the Underwriter, the relative fault of the Company on the one hand and the Underwriter on the other hand, provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the Underwriting Fee; and

(ii)

if the allocation provided by Section 18.1(i)(A) above is not permitted by applicable law, the Selling Shareholders, on the one hand and the Underwriter on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Selling Shareholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such liabilities, claims, losses, costs, damages or expenses as well as any other relevant equitable considerations. As regards Section 18.1(i)(A) above, benefits received by the Selling Shareholders shall be deemed to be equal to the total proceeds (before deducting expenses) received by them from the offering of the Securities purchased by the Underwriter from the Selling Shareholders, and benefits received by the Underwriter shall be deemed to be equal to the total Underwriting Fee received from the Selling Shareholders. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided, with respect to 18.1(i)(i)(C) above, by the Company on the one hand or, on the other hand, the Underwriter;

provided, however, that: (a) as between the Company and the Principal Selling Shareholder, none of the terms of this Section 18 shall affect the terms of the Registration Rights Agreement which supersede the terms of this Agreement; (b) the Indemnified Parties shall not in any event be liable to contribute, in the aggregate, any amounts in excess of such aggregate Underwriting Fee or any portion of such fee actually received under this Agreement; and (c) no party who has been determined by a court of competent jurisdiction in a final, non-appealable judgment to have engaged in any fraud, wilful default, gross negligence or fraudulent misrepresentation in connection with the Claim or Claims which resulted in such losses, claims, damages, liabilities, costs or expenses shall be entitled to claim contribution from any person who has not been determined by a court of competent jurisdiction in a final, non-appealable judgement to have engaged in such fraud, wilful default, gross negligence or fraudulent misrepresentation in connection with such Claim or Claims.

18.2	Rights of Contribution in Addition to Other Rights

The rights to contribution provided in this Section 18 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

18.3	Calculation of Contribution

In the event that the Relevant Indemnifiers may be held to be entitled to contribution from the Indemnified Parties under the provisions of the Civil Code of Québec, any statute or at law, the Relevant Indemnifiers shall be limited to contribution in an amount not exceeding the lesser of:

(i)

the portion of the full amount of the loss or liability giving rise to such contribution for which the Indemnified Parties are responsible, as determined in Sections 18.1 or 18.2, as the case may be; and

(ii)	the amount of the Underwriting Fee actually received by the Underwriter from the Selling Shareholders under this Agreement;

and an Indemnified Party shall in no event be liable to contribute any amount in excess of such Indemnified Party’s portion of the Underwriting Fee actually received from the Selling Shareholders under this Agreement.

18.4	Notice

If the Indemnified Parties have reason to believe that a claim for contribution may arise, they shall give the Company and the Selling Shareholders notice of such claim in writing, as soon as reasonably possible, but failure or delay to so notify the Company and the Selling Shareholders shall not relieve the Company and the Selling Shareholders of any obligation which it may have to the Indemnified Parties under this Section 18.

18.5	Right of Contribution in Favour of Others

With respect to this Section 18, the Relevant Indemnifiers acknowledge and agree that the Underwriter is contracting on its own behalf and as agent for its affiliates, and its directors, officers, employees and agents, and each person, if any, controlling the Underwriter or any of its subsidiaries and each shareholder of the Underwriter.

18.6	Remedy Not Exclusive

The remedies provided for in this Section 18 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any party at law or in equity.

19.	SEVERABILITY

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

20.	EXPENSES

20.1	Fees and Expenses of Offering

(i)

Whether or not the transactions contemplated by this Agreement shall be completed, all expenses of or incidental to the sale and delivery of the Securities and all reasonable expenses of or incidental to all other matters in connection with the transactions set out in this Agreement shall be borne by the Company including, without limitation, fees and expenses payable in connection with the qualification of the Securities for distribution and expenses with respect to the sale and delivery of the Securities, the fees relating to arranging for clearance and settlement arrangements for the sale of the Securities, all fees and disbursements of counsel to the Company and the Selling Shareholders, all fees and expenses of the Company’s auditors, accountants, translators and other advisors, all costs incurred in connection with the preparation, translating, filing and printing of the Offering Documents, any Offering Document Amendment, “green sheets” and certificates representing the Securities (including any transfer taxes and any stamp or other taxes or duties payable upon the sale and delivery of the Securities to the Underwriter), all filing fees, attorneys’ fees and expenses incurred by the Company or reasonably incurred by the Underwriter in connection with the review and qualification of the Offering of the Securities by the Financial Industry Regulatory Authority, all filing fees, attorneys’ fees and expenses incurred by the Company or reasonably incurred by the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the ‘Blue Sky’ laws and, if requested by the Underwriter, preparing and printing a ‘Blue Sky Survey’ or memorandum, and any supplements thereto, and advising the Underwriter of such qualifications, registrations and exemptions, the fees and expenses of the Company’s transfer agent, all reasonable expenses associated with any roadshows and marketing activities of the Company including travel and lodging expenses in connection with due diligence and marketing activities and all taxes payable in respect of any of the foregoing to the extent that they are not recoverable.

(ii)	To the extent applicable, all expenses and other amounts payable under the terms of this Agreement shall be paid without any set-off.

20.2	Fees and Expenses of Underwriter

Notwithstanding the foregoing, the Underwriter will be responsible for its out-of-pocket expenses and all taxes thereon, and for the fees and disbursements of its external legal counsel (collectively, the “Underwriter’s Expenses”), unless the offering contemplated by this Agreement does not proceed (other than as a result of any failure by the Underwriter to comply with the terms and conditions of, or fulfill its obligations under this Agreement), in which case any and all reasonable Underwriter’s Expenses will be reimbursed by the Company.

21.	RESTRICTIONS OF ISSUANCES AND SALES

The Company shall not, directly or indirectly, without the prior written consent of the Underwriter, issue, sell, offer, contract, grant any option, right (including without limitation any put option or call option) or warrant for the sale of, lend, secure, pledge, transfer or otherwise dispose of or monetize, or make any short sale, engage in any hedging transaction, enter into any swap, or enter into any form of arrangement the consequence of which is to directly or indirectly transfer to someone else, in whole or in part, any of the economic consequences of ownership of, whether in a public offering or by way of private placement or otherwise, any subordinate voting shares or any securities convertible or exchangeable into subordinate voting shares, or any other securities of the Company, or agree or become bound to do so, or prepare or file any preliminary prospectus or prospectus under Canadian Securities Laws, any registration statement under the 1933 Act, or any offering memorandum or other offering document with respect to any of the foregoing, or publicly announce any intention to do any of the foregoing, for a period commencing on the date hereof and ending 45 days after the Closing Date, other than the issuance of securities by the Company pursuant to or in connection with this Agreement, the Option Plans and the other equity incentive plans described under the heading “Executive Compensation – Discussion and Analysis” of the 2020 Management Proxy Circular incorporated by reference in the Offering Documents or the issuance of securities of the Company upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities existing on the Closing Date.

22.	STABILIZATION

In connection with the distribution of the Securities, the Underwriter and the Selling Firms, if any, may over-allot or effect transactions which stabilize or maintain the market price of the subordinate voting shares at levels other than those which might otherwise prevail in the open market, in compliance with applicable Canadian Securities Laws, United States Securities Laws and the rules and regulations of applicable stock exchanges. Those stabilizing transactions, if any, may be discontinued at any time.

23.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations, warranties, obligations and agreements of the Company and the Selling Shareholders contained in this Agreement or in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Securities shall survive the purchase by the Underwriter of the Securities, the termination of this Agreement and the distribution of the Securities pursuant to the Final Offering Documents and shall continue in full force and effect for such maximum period of time as the Underwriter or any purchaser of Securities may be entitled to commence an action, or exercise a right of rescission, with respect to a misrepresentation contained or incorporated by reference in the Offering Documents pursuant to Canadian Securities Law in any of the Qualifying Jurisdictions, for the benefit of the Underwriter regardless of any investigation by or on behalf of the Underwriter with respect thereto.

24.	TIME, ASSIGNMENT

Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Selling Shareholders, the Company and the Underwriter and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without such consent will be invalid and of no force and effort.

25.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein. All matters relating hereto shall be submitted to the court of appropriate jurisdiction in the Province of Québec, Canada, for the purpose of this Agreement and for all related proceedings.

26.	NO FIDUCIARY DUTY

The Company and the Selling Shareholders hereby acknowledge that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriter; (ii) the Underwriter is acting as principal and not as an agent or fiduciary of the Selling Shareholders or of the Company; (iii) the Selling Shareholders’ engagement of the Underwriter in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity; and (iv) none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriter with respect to any entity or natural person. Furthermore, the Company and the Selling Shareholders agree that they are solely responsible for making their own judgments in connection with the Offering (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Shareholders on related or other matters). The Company and the Selling Shareholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholders in connection with such transaction or the process leading thereto.

27.	NOTICE

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Company, addressed and sent to:

BRP Inc.

726 rue Saint-Joseph

Valcourt, QC J0E 2L0

Attention:     Senior Vice-President, General Counsel and Public Affairs

Facsimile:     450-532-6494

Email:           martin.langelier@brp.com

If to the Company, with a copy (which shall not constitute notice to the Company) to Stikeman Elliott LLP, addressed and sent to:

Stikeman Elliott LLP

1155 René-Lévesque Blvd. West,

41st Floor

Montreal, QC H3B 3V2

Attention:     Warren M. Katz and Aniko Pelland

Facsimile:     514-397-3222

Email:           wkatz@stikeman.com and apelland@stikeman.com

If to the Company, with a copy (which shall not constitute notice to the Company) to Ropes & Gray LLP, addressed and sent to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention:     Thomas Holden

Facsimile:     415-315-4826

Email:           thomas.holden@ropesgray.com

If to any Selling Shareholder, addressed and sent to:

Bain Capital Luxembourg Investments S.à r.l. in liquidation

Société à responsabilité limitée

7, Rue Nicolas Van Werveke,

L-2725 Luxembourg,

Grand-Duchy of Luxembourg

RCS Number: 497516

Attentions:     James Boudreau and Ailbhe Jennings

Facsimile:      00352-26-26-14-444

Emails:          jboudreau@baincapital.com and ajennings@baincapital.lu

If to any Selling Shareholder, with a copy (which shall not constitute notice to such Selling Shareholder) to Fasken Martineau DuMoulin LLP, addressed and sent to:

Fasken Martineau DuMoulin LLP

800 Victoria Square

PO Box 242, Suite 3700

Montréal, QC H4Z 1E9

Attention:     Neil Kravitz

Facsimile:     416-863-0871

Email:           nkravitz@fasken.com

If to the Underwriter, addressed and sent to:

BMO Nesbitt Burns Inc.

129 rue Saint-Jacques

11th Floor

Montréal, QC H2Y 1L6

Attention:     Grégoire Baillargeon

Facsimile:     514-286-3580

Email:           gregoire.baillargeon@bmo.com

If to the Underwriter, with a copy (which shall not constitute notice to the Underwriter) to McCarthy Tétrault LLP, addressed and sent to:

McCarthy Tétrault LLP

Suite 2500, 1000 de la Gauchetière Street West

Montréal, QC H3B 0A2

Attention:     Clemens Mayr

Facsimile:     416-868-0673

Email:           cmayr@mccarthy.ca

If to the Underwriter, with a copy (which shall not constitute notice to the Underwriter) to Simpson Thacher & Bartlett LLP, addressed and sent to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:     Arthur Robinson, Jonathan Ozner

Facsimile:     212-455-2632

Email:           arobinson@stblaw.com, jozner@stblaw.com

or to such other address as any of the parties may designate by giving notice to the others in accordance with this Section 27.

Any notice provided to the Selling Shareholders shall be accompanied by a copy to the Company and its counsel at the addresses indicated above.

Each notice shall be personally delivered to the addressee or sent by fax or e-mail to the addressee and:

27.1

a notice that is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and

27.2	a notice that is sent by fax or e-mail shall be deemed to be given and received on the first Business Day following the day on which it is sent.

28.	BAIN GUARANTEE

The Principal Selling Shareholder shall be liable solidarily (jointly and severally) to the Underwriter for the failure by any Additional Selling Shareholder to discharge any of its obligations and for the fulfilment of all representations, warranties, indemnities and other obligations of such Additional Selling Shareholders under this Agreement.

29.	COUNTERPARTS

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

30.	USA PATRIOT ACT

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify their respective clients.

31.	ENTIRE AGREEMENT

The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriter and any one or more of the Company and the Selling Shareholders with respect to the subject matter hereof, including any bought deal or bid letter executed in connection with this Offering.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Underwriter upon which this letter as so accepted shall constitute an Agreement among us.

Yours very truly,

BMO NESBITT BURNS INC.

Per: (signed) Grégoire Baillargeon
Name: Grégoire Baillargeon
Title: Managing Director & Co-Head, BMO Capital Markets Quebec

Signature Page to Underwriting Agreement

Accepted, on this 16th day of October 2020.

Bain Capital Integral Investors II, L.P. acting by its general partner, Bain Capital Investors, as liquidator of Bain Capital Luxembourg Investments S.à r.l. in liquidation and itself represented by:
Per: (signed) Jay Corrigan
Name: Jay Corrigan
Title: Permanent representative

Signature Page to Underwriting Agreement

Accepted, on this 16th day of October 2020.

BAIN CAPITAL INVESTORS, LLC AS ATTORNEY-IN-FACT FOR COMBINED JEWISH PHILANTHROPIES OF GREATER BOSTON, INC, FIDELITY INVESTMENTS CHARITABLE GIFT FUND AND BOSTON FOUNDATION, INC.
Per: (signed) Joshua Bekenstein
Name: Joshua Bekenstein
Title: Managing Director

Signature Page to Underwriting Agreement

Accepted, on this 16th day of October 2020.

BRP INC. Per: (signed) Martin Langelier
Name: Martin Langelier
Title: Senior Vice-President, General Counsel and Public Affairs

Signature Page to Underwriting Agreement

SCHEDULE A

SELLING SHAREHOLDERS

Selling Shareholders	Number of Securities Offered
Bain Capital Luxembourg Investments S.à r.l. in liquidation	1,618,011
Additional Selling Shareholders
Combined Jewish Philanthropies of Greater Boston, Inc.	69,635
Fidelity Investments Charitable Gift Fund	258,990
Boston Foundation, Inc.	53,364

Total	2,000,000

SCHEDULE B

SUBSIDIARIES

Bombardier Recreational Products Inc.

BRP US Inc.

BRP Mexico S.A. de C.V.

BRP Queretaro S.A. de C.V.

BRP Holdings (Hungary) Asset Management Limited Liability Company

BRP Holdings (Hungary) Kft, Budapest, Lausanne Branch

BRP European Distribution SA

BRP-Rotax GmbH & Co KG

BRP Finland OY

BRP Sweden AB

BRP Holdings (Austria) GmbH

BRP R&D Services Inc.

BRP US Management Services Inc.

BRP Mexican Distribution S.A. de C.V.

BRP Australia Pty Ltd.

BRP Asia Ltd.

BRP Japan Ltd.

BRP Recreational Products Spain S.L.

BRP Germany GmbH

Bombardier Recreational Products France SAS

BRP Recreational Products UK Ltd.

BRP Europe NV

BRP Italy S.r.l.

BRP Central and Eastern Europe s.r.o.

BRP Powertrain Management GmbH

RIC (Regionales Innovations Centrum) GmbH

BRP Brasil Motorsports Ltda

BRP Norway AS

BRP Saint Petersburg LLC

RIC TEC GmbH

BRP Trading (Shanghai) Co., Ltd.

BRP Commerce & Trade (Shanghai) Co. Ltd.

BRP Logistics N.A. Inc.

BRP Logistics Management ULC

Alumacraft Holdings, LLC

Alumacraft Boat Co.

Triton Industries, Inc.

Telwater Pty, Ltd.

V&R Karting 4.0 GmbH

SCHEDULE C

Free writing prospectuses

1. Issuer Free Writing Prospectus dated October 15, 2020

2. Issuer Free Writing Prospectus dated October 16, 2020

SCHEDULE D

FORM OF LOCK-UP AGREEMENT

__________________, 2020

BMO Nesbitt Burns Inc.

(the “Underwriter”)

Re: Proposed Secondary Offering of Subordinate Voting Shares of BRP Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is the registered or beneficial owner of certain securities of the Company or securities convertible into or exchangeable or exercisable therefor. Bain Capital Luxembourg Investments S.à r.l. in liquidation and certain other shareholders identified as “Additional Selling Shareholders” (collectively the “Selling Shareholders”) propose to sell to the Underwriter an aggregate of 2,000,000 subordinate voting shares of the Company (the “Offering”) pursuant to an underwriting agreement dated October 16, 2020. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the underwriting agreement.

For purposes of this agreement, “Subject Securities” shall mean any (i) subordinate voting shares of the Company; (ii) multiple voting shares of the Company; and (iii) any security of the Company, including any preferred share, right, warrant, option or other instrument, including instruments convertible into or exercisable or exchangeable for any security of the Company.

The undersigned recognizes that the Offering will be of benefit to the undersigned. The undersigned acknowledges that the Underwriter is and will be relying on the representations and agreements of the undersigned contained herein in carrying out the Offering and in entering into an underwriting agreement with the Selling Shareholders and the Company with respect to the Offering.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that it, he or she will not, whether for his or her own account or for the account of another, without the prior written consent of the Underwriter, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date of the closing of the Offering, directly or indirectly, (i) sell, offer, contract or grant any option or right to sell (including without limitation any short sale, put option or call option), pledge, transfer, or otherwise dispose of Subject Securities (except as a result of the exercise of any outstanding securities of the Company including without limitation, subordinate voting shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), whether currently owned or hereafter acquired, directly or indirectly, either of record or beneficially by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or cause the

Company to prepare or file any preliminary prospectus or prospectus under Canadian securities laws, any registration statement under the Securities Act of 1933, as amended or any offering memorandum or other offering document with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Subject Securities, whether any such swap or transaction is to be settled by delivery of Subject Securities, in cash or otherwise, (iii) publicly announce an intention to do any of the foregoing, or (iv) act jointly or in concert with any third party with respect to any of the matters set forth hereinabove.

Notwithstanding the restrictions on transfers of Subject Securities described above, the undersigned may undertake any of the following transfers of Subject Securities: (i) by way of pledge or security interest, provided that the pledgee or beneficiary of the security interest agrees in writing with the Underwriter to be bound by this agreement for the remainder of its term; (ii) any transfer of Subject Securities pursuant to a bona fide third party take-over bid, merger, plan of arrangement or other similar transaction made to all holders of subordinate voting shares of the Company involving a change of control of the Company, provided that in the event that the take-over bid, merger, plan of arrangement or other such transaction is not completed, the Subject Securities owned by the undersigned shall remain subject to the restrictions contained in this undertaking, (iii) any transfer of Subject Securities to a registered charity within the meaning of the Income Tax Act (Canada) or such “qualified donee” as defined in subsection 149.1(1) of the Income Tax Act (Canada), provided that the said registered charity agrees in writing with the Underwriter to be bound by this agreement for the remainder of its term; (iv) any transfer of Subject Securities to an affiliate of the undersigned or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned, provided that the said transferee agrees in writing with the Underwriter to be bound by this agreement for the remainder of its term (v) any transfer of Subject Securities as a distribution to partners, members or stockholders of the undersigned, provided that each of said transferees agrees in writing with the Underwriter to be bound by this agreement for the remainder of its term or (vi) transfers of Subject Securities between the Principal Selling Shareholder and its affiliates, or the acquisition by the Principal Selling Shareholder or its affiliates in compliance with applicable securities laws of Subject Securities held by members of management of the Company, provided that any such transferee agrees in writing with the Underwriter to be bound by this agreement for the remainder of its term.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up letter agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned, provided however that the undersigned shall not assign this agreement without the prior written consent of the Underwriter.

This agreement and the rights and obligations of the undersigned shall be governed and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein. All matters relating hereto shall be submitted to the court of appropriate jurisdiction in the Province of Québec, Canada, for the purpose of this agreement and for all related proceedings.

This agreement will terminate on the earliest of (i) the close of trading on the date 45 days after the date of the closing of the Offering; or (ii) upon written notice provided by the Company to the Underwriter and the undersigned stating that the Offering will not proceed.

This agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

By:
Printed Name of Holder		Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT 1

Form of Opinion of Stikeman Elliott LLP, Canadian counsel to the Company

Based upon and relying on the foregoing and subject to the assumptions, qualifications and limitations set forth in this opinion, we are of the opinion that, on the date hereof:

1. The Company is a corporation incorporated and existing under the laws of Canada pursuant to the CBCA.

2. Bombardier Recreational is a corporation amalgamated and existing under the laws of Canada pursuant to the CBCA.

3. The authorized capital of the Company consists of an unlimited number of subordinate voting shares of the Company, an unlimited number of multiple voting shares of the Company and an unlimited number of preferred shares of the Company issuable in series.

4. As of the date hereof, there are [    ] subordinate voting shares and [    ] multiple voting shares of the Company issued and outstanding.

5. As of the date hereof, there are no preferred shares of the Company issued and outstanding.

6. The authorized capital of Bombardier Recreational consists of an unlimited number of common shares, an unlimited number of class A preference shares and an unlimited number of class B preference shares, of which six common shares are issued and outstanding as of the date hereof.

7. The Company is the registered owner of 100% of the issued and outstanding shares of Bombardier Recreational.

8. Each of the Company and Bombardier Recreational has all requisite corporate power, capacity and authority under the laws of its jurisdiction of incorporation to (i) carry on its businesses as presently carried on, (ii) own its property and assets, and (iii) as applicable, enter into and/or carry out the transactions contemplated by the Underwriting Agreement.

9. No authorization, consent or approval of, or filing, registration, permit, license, decree, qualification or recording with, any government, governmental instrumentality, authority, agency or court having jurisdiction over the Company in each of the Jurisdictions is required by the Company for the performance by the Company of its obligations under the Underwriting Agreement or the distribution of the Securities in the manner contemplated in the Underwriting Agreement, except as have been or will be obtained or made prior to closing of the Offering.

10. All necessary corporate action has been taken by the Company to authorize (i) the execution, delivery and performance of the Underwriting Agreement, (ii) the execution and delivery of the Canadian Preliminary Base Shelf Prospectus, the Canadian Base Shelf Prospectus and the Canadian Prospectus Supplement, (iii) the filing of the Canadian Preliminary Base Shelf Prospectus, the Canadian Base Shelf Prospectus, the Canadian Preliminary Prospectus Supplement and the Canadian Prospectus Supplement under Canadian Securities Laws in each of the Qualifying Jurisdictions, and (iv) the filing of the Registration Statement with the Commission.

11. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

12. The Firm Securities have been validly issued by the Company and are outstanding as fully paid and non-assessable subordinate voting shares of the Company, and the Additional Securities have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Articles and the Underwriting Agreement, will be validly issued as fully paid and non-assessable subordinate voting shares of the Company.

13. The descriptions of the Securities in the Canadian Prospectuses and the U.S. Prospectuses are in all material respects true, complete and accurate descriptions of the rights, privileges, restrictions and conditions attaching to the Securities.

14. The execution and delivery by the Company of the Underwriting Agreement, and the performance by the Company of its obligations under the Underwriting Agreement, do not constitute or result in any breach or violation of, or a default under, or create a state of facts, which after notice or lapse of time, or both, would constitute a default under (i) the articles of amendment or by-laws of the Company or any resolution of the directors or shareholders of the Company, (ii) any laws of general application in the Jurisdictions, or (iii) any of the Material Contracts.

15. The forms and terms of certificate(s) representing the subordinate voting shares of the Company comply in all respects with all applicable requirements of the articles of amendment and by-laws of the Company, the rules of the TSX and the CBCA, and have been duly approved by the Company.

16. The statements under the heading “Eligibility for Investment” in the Canadian Prospectuses and the U.S. Prospectuses are accurate, subject to the assumptions, qualifications, limitations and restrictions set out therein.

17. Subject to the qualifications, assumptions, limitations and restrictions referred to under the heading entitled “Certain Canadian Federal Income Tax Considerations” in the Canadian Prospectuses and the U.S. Prospectuses, the statements made therein are an accurate summary of the principal Canadian federal income tax considerations applicable under the Tax Act to holders of the Securities.

18. Computershare, at its principal office in the City of Montreal, has been duly appointed as registrar and transfer agent for the subordinate voting shares of the Company.

19. CTCNA, at its principal office in the City of Canton, Massachusetts, has been duly appointed as co-registrar and co-transfer agent in the United States for the subordinate voting shares of the Company.

20. Based solely on a review of the Issuer Lists or as provided in the Local Counsel Opinions, as applicable, the Company is a reporting issuer or the equivalent under the Canadian Securities Laws of each of the Qualifying Jurisdictions that recognizes such concept and is not included on the list of defaulting issuers maintained pursuant to the Canadian Securities Laws of any of the Qualifying Jurisdictions that maintains such a list.

21. The Company is qualified under National Instrument 44-101 – Short Form Prospectus Distributions to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions.

22. All necessary documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Company under the Canadian Securities Laws to qualify the Securities for distribution and sale to the public in each of the Qualifying Jurisdictions through dealers registered under Canadian Securities Laws of the Qualifying Jurisdictions who have complied with the relevant provisions of such applicable legislation and the terms and conditions of their registration, provided that the Canadian Prospectus is delivered to purchasers and filed with the Securities Commission in each of the Qualifying Jurisdictions in accordance with applicable Canadian Securities Laws, and payment of the applicable fees is made within the prescribed time periods.

23. The laws of the Province of Québec relating to the use of the French language (other than those relating to verbal communication) will have been complied with in connection with the Offering of the Securities to purchasers in such province if such purchasers received a copy of the Canadian Prospectuses and forms of order and confirmation in the French language only or a copy of each of such documents in the French language and in the English language, provided that such documents in the English language may be delivered, without delivery of the French language versions thereof, to physical persons in the Province of Québec who have expressly requested them in writing.

EXHIBIT 2

Form of Opinion of Ropes & Gray LLP, U.S. counsel to the Company

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.

No consent, approval, authorization, filing with or order of any New York or federal court or governmental agency not obtained or in effect as of the date hereof is required under the applicable New York or federal law to which the Company is subject for the execution and delivery by the Company of the Underwriting Agreement or the sale by the Selling Shareholders of the Shares in the manner set forth and subject to the terms and conditions in the Underwriting Agreement and the Registration Statement, except for such as may be required under the Act or under state securities or “blue sky” laws as to which we express no opinion.

2.

The Company is not and immediately following the Closing of the sale of the Shares as described in the Registration Statement and the Prospectus will not be, required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended.

EXHIBIT 3

Form of Negative Assurance Letter of Ropes & Gray LLP, U.S. counsel to the Company

Subject to the foregoing and the qualifications and limitations set forth below, and on the basis of information that we have gained in the course of our representation of the Company and our participation in the discussions referred to above, we confirm to you that, assuming the Prospectus complied as to form under applicable rules governing offerings of securities by means of a prospectus in Canada, the Registration Statement, as of its effective date and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”). Further, based on the information and participation described above, no facts that have come to our attention have caused us to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of [ ] p.m. New York time on October 16, 2020 contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT 4

Form of Opinion of Ropes & Gray LLP, U.S. counsel to Bain and the Additional Selling Shareholders

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.

No consent, approval, authorization, filing with or order of any New York or federal court or governmental agency not obtained or in effect as of the date hereof is required to be obtained by the Selling Shareholders listed on Schedule A (the “Listed Selling Shareholders”) under applicable New York or federal law to which the Listed Selling Shareholders are subject for the execution and delivery by the Listed Selling Shareholders of the Underwriting Agreement or the sale by the Listed Selling Shareholders of the Shares in the manner set forth in and subject to the terms and conditions in the Transaction Documents except for such as may be required under the Act or under state securities laws or “blue sky” laws as to which we express no opinion.

2.

Neither the execution and delivery by the Listed Selling Shareholders of the Underwriting Agreement nor the sale by the Listed Selling Shareholder of the Shares in the manner set forth in and subject to the terms and conditions of the Underwriting Agreement will violate applicable New York or federal law applicable to the Listed Selling Shareholders, except that we express no opinion as to any federal or state securities or “blue sky” laws, including the antifraud provisions thereof.

EXHIBIT 5

Form of Opinion of Fasken Martineau DuMoulin LLP, counsel to Bain

Based upon the foregoing and in reliance thereon, we are of the opinion that:

1.

no approval, authorization, consent or other order of, permit, qualification, license, decree, and no filings, registration or recording with, any government, governmental instrumentality, authority, agency or court having jurisdiction over Bain is required of Bain under the laws of the Provinces of Québec and Ontario and the federal laws of Canada applicable therein for the performance by Bain of its obligations under the Underwriting Agreement in connection with the sale of the Securities thereunder or the consummation of the transactions contemplated by the Underwriting Agreement except as have been obtained or made prior to the date hereof.

2.	no opinion is herein expressed as to the enforceability of any of the provisions of the Underwriting Agreement;

EXHIBIT 6

Form of Opinion of Loyens & Loeff, counsel to Bain

Based upon the assumptions made above and subject to the qualifications set out below and any matter not disclosed to us, we are of the following opinion:

4.1	Status

The Company is a private limited liability company (société à responsabilité limitée), incorporated and validly existing under Luxembourg law for an unlimited duration.

4.2	Corporate power and authority

The Company (i) has the corporate power to execute the Underwriting Agreement and to perform the obligations expressed to be assumed by it thereunder and (ii) has taken all corporate action necessary to authorise the execution and performance of the Underwriting Agreement.

The Company has power capacity and authority to carry on its business as described in the Articles, own its property and assets including to own the securities to be sold to the underwriter under the Underwriting Agreement including the sale and delivery of the securities pursuant to the Underwriting Agreement.

4.3	Due execution

The Company has duly executed the Underwriting Agreement.

4.4	No conflict with laws

The execution by the Company of the Underwriting Agreement does not result in any violation of (i) the Articles or (ii) the Luxembourg law on commercial companies.

4.5	No default

The execution and delivery of the Underwriting Agreement, and the performance by the Company of its obligations under the Underwriting Agreement, including the sale of the securities to be sold by it will not breach any Luxembourg law applicable to the Company.

To the best of our knowledge but without independent investigation on our part and in reliance to the documents listed in section 2 above only, the Company is not in violation or default of, nor will the execution and delivery of the Underwriting Agreement, and the performance by the Company of its obligations under the Underwriting Agreement, including the sale of the securities to be sold by it, result in any breach or violation of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to any term or provision of its Articles or any resolution of its managers or shareholders or the Luxembourg law on commercial companies.

4.6	Consents

The execution by the Company of and the performance by the Company of its obligations under the Underwriting Agreement in connection with the sale of the securities under the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement, do not require any approval, authorisation, consent or other order of, permit, qualification, license, decree, or filings, registration or recording with, any government, governmental instrumentality, authority or court in Luxembourg. No stamp or registration duty, or similar taxes or charges are payable in Luxembourg in connection with the execution of the Underwriting Agreement.